Exhibit 10.1

SORRENTO GATEWAY

LEASE

This Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between HCP LIFE SCIENCE REIT, INC., a Maryland corporation (“Landlord”), and SORRENTO THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

TERMS OF LEASE		DESCRIPTION
1.	Date:	September 1, 2021
2.	Premises (Article 1).
	2.1 Building:	That certain five (5)-story building to be constructed by Landlord and to be located at 4930 Directors Place, San Diego, California 92121.
	2.2 Premises:	All of the approximately 163,205 rentable square feet of space located in the Building, as further set forth in Exhibit A to the Lease.
3.	Lease Term (Article 2).
	3.1 Length of Term:	One hundred eighty-eight (188) full calendar months.
3.2 Lease Commencement Date:

The later to occur of (i) the “Substantial Completion” of the “Tenant Improvements” (as those terms are defined in the Tenant Work Letter), and (ii) the occurrence of the “Final Condition Date” (as defined in the “Tenant Work Letter” (as defined in Section 1.1.1 below).

	3.3 Lease Expiration Date:	The last day of the one hundred eighty-eighth (188th) full calendar month of the Lease Term.
4.	Base Rent (Article 3):

HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

Lease Months	Annual Base Rent	Monthly Installment of Base Rent*	Approximate Monthly Base Rent per Rentable Square Foot

1-12**	$ 9,988,146.00	$ 832,345.50	$ 5.10
13-24	$ 10,287,790.44	$ 857,315.87	$ 5.25
25-36	$ 10,596,424.08	$ 883,035.34	$ 5.41
37-48	$ 10,914,316.80	$ 909,526.40	$ 5.57
49-60	$ 11,241,746.28	$ 936,812.19	$ 5.74
61-72	$ 11,578,998.72	$ 964,916.56	$ 5.91
73-84	$ 11,926,368.72	$ 993,864.06	$ 6.09
85-96	$ 12,284,159.76	$ 1,023,679.98	$ 6.27
97-108	$ 12,652,684.56	$ 1,054,390.38	$ 6.46
109-120	$ 13,032,265.08	$ 1,086,022.09	$ 6.65
121-132	$ 13,423,233.00	$ 1,118,602.75	$ 6.85
133-144	$ 13,825,929.96	$ 1,152,160.83	$ 7.06
145-156	$ 14,240,707.92	$ 1,186,725.66	$ 7.27
157-168	$ 14,667,929.16	$ 1,222,327.43	$ 7.49
169-180	$ 15,107,967.00	$ 1,258,997.25	$ 7.71
181 - Lease Expiration Date	$ 15,561,206.04	$ 1,296,767.17	$ 7.95

*The calculation of the Monthly Installment of Base Rent reflects an annual increase of 3%, rounded to the nearest cent, after every twelve (12) Lease Month period.

**Tenant’s obligation to pay the Monthly Installment of Base Rent otherwise attributable to the Premises shall be subject to the terms and conditions of Section 3.2 of this Lease.

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5.	Tenant Improvement Allowance (Exhibit B):

An amount equal to $31,008,950.00 (i.e., an amount equal to $190.00 per rentable square feet in the Premises); provided, however, the foregoing amount may be increased by up to an additional $25.00 per rentable square foot of the Premises in accordance with the terms and conditions of Sections 2.1.2, 2.1.3 and 2.1.4of the Tenant Work Letter.

6.	Tenant’s Share (Article 4):	One hundred percent (100%).
7.	Permitted Use (Article 5):

The Premises shall be used only for general office, research and development, manufacturing and/or laboratory and related uses, including, but not limited to, administrative offices and other lawful uses reasonably related to or incidental to such specified uses, all (i) consistent with first class life sciences projects in San Diego, California (“First Class Life Sciences Projects”), and (ii) in compliance with, and subject to, Applicable Laws and the terms of this Lease.

8.	Letter of Credit (Article 21):	$2,335,160.45
9.	Parking (Article 28):	Tenant shall have the exclusive use of all parking areas within the Project allocated to the Building.
10.	Address of Tenant (Section 29.18):	Sorrento Therapeutics, Inc. 4955 Directors Place San Diego, California 92121 Attention: Najjam Asghar, CFO
11.	Address of Landlord (Section 29.18):	See Section 29.18 of the Lease.
12.	Broker(s) (Section 29.24):	Representing Tenant: Kidder Mathews and Representing Landlord: CBRE

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1. PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1 Premises, Building, Project and Common Areas.

1.1.1 The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 2.2 of the Summary (the “Premises”). The outline of the Premises is set forth in Exhibit A attached hereto. The outline of the “Building” and the “Project,” as those terms are defined in Section 1.1.2 below, are further depicted on the Site Plan attached hereto as Exhibit A-1. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.1.2, below. Except as specifically set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit B (the “Tenant Work Letter”), Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Landlord shall be deemed to have tendered possession of the Premises to Tenant upon the later of the date of Substantial Completion of the Tenant Improvements and the occurrence of the Final Condition Date, as those terms are defined in the Tenant Work Letter, and no action by Tenant shall be required therefor. If for any reason, Landlord is delayed in tendering possession of the Premises to Tenant by any particular date, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired. Notwithstanding the foregoing, if the Substantial Completion of the Tenant Improvements does not occur on or before July 1, 2024, then Tenant shall receive a credit equal to one day of Base Rent for each day that occurs after July 1, 2024 and before the Substantial Completion of the Tenant Improvements, which credit shall be applied immediately following the Base Rent Abatement Period; provided however, that Tenant shall not be entitled to such credit to the extent that such delay was caused by: (a) any Tenant BB Delay, (b) an event of Force Majeure, or (iii) a Tenant Delay. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business, except as specifically set forth in this Lease and the Tenant Work Letter. Subject to the terms and conditions of this Lease and the Tenant Work Letter, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in good and sanitary order, condition and repair. Subject to “Applicable Laws,” as that term is defined in Article 24 of this Lease, and the other provisions of this Lease, and except in the event of an emergency, Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, every day of the year.

1.1.2 The Building and The Project. The Premises constitutes the entire building set forth in Section 2.1 of the Summary (the “Building”). The Building is part of a project commonly known as “Sorrento Gateway.” The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which shall be improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas shall be located, (iii) the other buildings to be located on the land upon which the Building is located and which shall contain a café (the “Café”) and the “Fitness Center,” as that term is defined in Section 5.4, below, and (iv) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project.

1.1.3 Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations referred to in Article 5 of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, in its discretion, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas. Notwithstanding

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the foregoing, Landlord and Tenant acknowledge that there are currently no Common Areas within the Building as Tenant is the only tenant within the Building as of the date of this Lease.

1.1.4 Condition of Building Systems. Notwithstanding anything set forth in Section 1.1.1, above, to the contrary, Landlord shall cause the “Building Systems,” as that term is defined in Section 7, below, which are part of the “Base Building Improvements,” as that term is defined in Section 1 of the Tenant Work Letter, that serve the Premises, and Landlord Initial Compliance Obligations (the “Warrantied Items”) to be in good working condition and repair upon the Lease Commencement Date. The foregoing shall not be deemed to require Landlord to replace any of the Warrantied Items, as opposed to repair any Warrantied Items, unless and to the extent the repair of such Warrantied Items, or portion thereof, would not be commercially reasonable under the circumstances. In addition, Landlord hereby covenants that the Warrantied Items serving the Premises shall remain in good working condition for a period of twelve (12) months following the Lease Commencement Date. Notwithstanding anything in this Lease to the contrary, Landlord shall, at Landlord’s sole cost and expense (which shall not be deemed an “Operating Expense,” as that term is defined in Article 4), repair or replace any portion of the Warrantied Item during such twelve (12) month period which is not in good working condition (“Landlord’s 12 Month Warranty”), provided that (i) the need to repair or replace was not caused (A) by the misuse, misconduct, damage, destruction, omissions, and/or negligence of Tenant, its subtenants and/or assignees, if any, or any company which is acquired, sold or merged with Tenant (collectively, “Tenant Damage”), or (B) by any modifications, Alterations or improvements constructed by or on behalf of Tenant, and (ii) Landlord has reasonably approved Tenant’s Building Systems vendors (“Building Systems Vendors”) and corresponding maintenance operating plans (“Maintenance Plans”) and such Building Systems Vendor conducts quarterly inspections in compliance with the Maintenance Plan. Landlord’s 12 Month Warranty shall not extend to the costs of normal and customary preventive maintenance relating to the Warrantied Item. To the extent repairs which Landlord is required to make pursuant to this Section 1.1.4 are necessitated in part by Tenant Damage, then Tenant shall reimburse Landlord for an equitable proportion of the cost of such repair. If it is determined that the Warrantied Item was not in good working condition and repair as of the Lease Commencement Date, Landlord shall not be liable to Tenant for any damages, but, subject to Section 19.5.2, below, as Tenant’s sole remedy, Landlord, at no cost to Tenant, shall promptly commence such work or take such other action as may be necessary to place the same in good working condition and repair, and shall thereafter diligently pursue the same to completion. The parties hereto acknowledge and agree that the terms of this Section 1.1.4 does not affect Landlord’s obligations to repair and maintain the Building, including without limitation, the “Landlord Repair Obligation”, pursuant to the express terms and conditions of Section 7.4 of this Lease.

1.2 Rentable Square Feet of Premises. The rentable square footage of the Premises is hereby deemed to be as set forth in Section 2.2 of the Summary, and shall not be subject to measurement or adjustment during the Lease Term.

2. LEASE TERM; OPTION TERM

2.1 Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 3.1 of the Summary, shall commence on the date set forth in Section 3.2 of the Summary (the “Lease Commencement Date”), and shall terminate on the date set forth in Section 3.3 of the Summary (the “Lease Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Month” shall mean each monthly period during the Lease Term; provided that the first (1st) Lease Month of the Lease Term shall commence on the Lease Commencement Date and end on the last day of the first (1st) full calendar month of the Lease Term, and the last Lease Month shall end on the Lease Expiration Date; and provided further that, if applicable, the first (1st) Lease Month of the Option Term shall commence on the first (1st) day of the Option Term and end on the last day of the first (1st) full calendar month of the Option Term, and the last Lease Month of the Option Term shall end on the last day of the Option Term. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C, attached hereto, as a confirmation only of the information set forth therein, which Tenant shall execute and return to Landlord within five (5) days of receipt thereof.

2.2 Option Term.

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2.2.1 Option Right. Landlord hereby grants the originally named Tenant herein (“Original Tenant”), and any assignee of Original Tenant’s entire interest in the Lease pursuant to the terms of Section 14.8, below (a “Permitted Assignee”), , two (2) consecutive options to extend the Lease Term for a period of five (5) years each (the “First Option Term” and the “Second Option Term”, respectively (the foregoing option terms shall be referred to hereinafter, sometimes individually, as an “Option Term”)). Such options to extend shall be exercisable only by written notice delivered by Tenant to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term or the First Option Term, as the case may be, stating that Tenant is thereby irrevocably exercising its option to lease the Premises during the applicable Option Term. Upon the proper exercise of the applicable option to extend, and provided that, at Landlord’s option, as of the date of delivery of such notice, Tenant is not in default under this Lease and has not previously been in default under this Lease more than twice during the preceding twelve (12) month period, and as of the end of the initial Lease Term or First Option Term, as the case may be, Tenant is not in default under this Lease, the Lease Term shall be extended for a period of five (5) years. The rights contained in this Section 2.2 shall be personal to Original Tenant and any Permitted Assignee (and not any other assignee, sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease).

2.2.2 Option Rent. The annual Rent payable by Tenant during the applicable Option Term (the “Option Rent”) shall be equal to (i) the “Fair Rental Value,” as that term is defined below, for the Premises as of the commencement date of the applicable Option Term for the first year of the applicable Option Term, and (ii) one hundred three percent (103%) of the prior year’s Option Rent for each subsequent year of the Option Term. The “Fair Rental Value,” as used in this Lease, shall be equal to the annual rent per rentable square foot (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants (pursuant to leases consummated within the twelve (12) month period preceding the first day of the applicable Option Term), are leasing non-sublease, non-encumbered, non-equity space which is not significantly greater or smaller in size than the subject space, for a comparable lease term, in an arm’s length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in this Section 2.2.2, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”), taking into consideration the following concessions (the “Concessions”): (a) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; (b) tenant improvements or allowances provided or to be provided for such comparable space, and taking into account the value, if any, of the existing improvements in the subject space, such value to be based upon the age, condition, design, quality of finishes and layout of the improvements; and (c) other reasonable monetary concessions being granted such tenants in connection with such comparable space; provided, however, that in calculating the Fair Rental Value, no consideration shall be given to any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Fair Rental Value shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations in connection with Tenant’s lease of the Premises during the applicable Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants). The Concessions (A) shall be reflected in the effective rental rate (which effective rental rate shall take into consideration the total dollar value of such Concessions as amortized on a straight-line basis over the applicable term of the Comparable Transaction (in which case such Concessions evidenced in the effective rental rate shall not be granted to Tenant)) payable by Tenant, or (B) at Landlord’s election, all such Concessions shall be granted to Tenant in kind. The term “Comparable Buildings” shall mean those Class A laboratory and R&D buildings located in the Western Sorrento Mesa Area of San Diego, California that are comparable in age (based on the date of original construction or the latest major renovation) location, quality of construction, services and amenities.

2.2.3 Determination of Option Rent. In the event Tenant timely and appropriately exercises an option to extend the Lease Term, Landlord shall notify Tenant of Landlord’s determination of the Option Rent on or before the expiration of the initial Lease Term or the First Option Term, as the case may be. If Tenant, on or before the date which is thirty (30) days following the date upon which Tenant receives Landlord’s determination of the Option Rent, in good faith objects to Landlord’s determination of the Option Rent, then Landlord and Tenant shall

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attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s objection to the Option Rent (the “Outside Agreement Date”), or if Tenant timely delivers an Irrevocable Exercise Notice to Landlord pursuant to the terms of Section 1.3.2, above, then each party shall make a separate determination of the Option Rent, within five (5) days, and such determinations shall be submitted to arbitration in accordance with Sections 2.2.3.1 through 2.2.3.7, below. If Tenant fails to object to Landlord’s determination of the Option Rent within the time period set forth herein, then Tenant shall be deemed to have accepted Landlord’s determination of Option Rent.

2.2.3.1 Landlord and Tenant shall each appoint one arbitrator who shall be, at the option of the appointing party, a real estate broker, appraiser or attorney who shall have been active over the five (5) year period ending on the date of such appointment in the leasing or appraisal, as the case may be, of commercial office properties in North San Diego, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent, taking into account the requirements of Section 2.2.2 of this Lease, as determined by the arbitrators. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions. The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

2.2.3.2 The two (2) Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators, except that neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

2.2.3.3 The three arbitrators shall, within thirty (30) days of the appointment of the Neutral Arbitrator, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Option Rent, and shall notify Landlord and Tenant thereof.

2.2.3.4 The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant.

2.2.3.5 If either Landlord or Tenant fails to appoint an Advocate Arbitrator within fifteen (15) days after the Outside Agreement Date, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint such Advocate Arbitrator subject to the criteria in Section 2.2.3.1 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such Advocate Arbitrator.

2.2.3.6 If the two (2) Advocate Arbitrators fail to agree upon and appoint the Neutral Arbitrator, then either party may petition the presiding judge of the Superior Court of San Diego County to appoint the Neutral Arbitrator, subject to criteria in Section 2.2.3.2 of this Lease, or if he or she refuses to act, either party may petition any judge having jurisdiction over the parties to appoint such arbitrator.

2.2.3.7 The cost of the arbitration shall be paid by Landlord and Tenant equally.

2.2.3.8 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the applicable Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts of Option Rent due, and the appropriate party shall make any corresponding payment to the other party.

3. BASE RENT

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3.1 In General. Tenant shall pay, without prior notice or demand, to Landlord or Landlord’s agent at the management office of the Project, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 4 of the Summary, payable in equal monthly installments as set forth in Section 4 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent and the estimated “Tenant’s Share” of “Direct Expenses,” as those terms are defined in Article 4, below, for the first full month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any Rent payment date (including the Lease Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall accrue on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/365 of the applicable annual Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abated Base Rent. Notwithstanding any provision to the contrary contained in Section 3.1 above, provided that Tenant is not in default under this Lease, Tenant shall be entitled to an abatement (the “Base Rent Abatement”) of one hundred percent (100%) of the Base Rent otherwise due for the Premises during the second (2nd), third (3rd), fourth (4th), fifth (5th), sixth (6th), seventh (7th), eighth (8th) and ninth (9th) full calendar months of the Lease Term (collectively, the “Base Rent Abatement Period”), for a total Base Rent Abatement amount equal to $6,658,764.00 in the aggregate. Tenant acknowledges and agrees that during such Base Rent Abatement Period, such abatement of Base Rent shall have no effect on the calculation of any Direct Expenses payable by Tenant pursuant to the terms of this Lease, which Direct Expenses shall be payable during the Base Rent Abatement Period without regard to the Base Rent Abatement. The Base Rent Abatement right set forth in this Section 3.2 has been granted to Tenant as additional consideration for Tenant’s agreement to enter into this Lease and comply with the terms and conditions otherwise required under this Lease. If Tenant shall be in default under this Lease, or if this Lease is terminated for any reason other than Landlord’s breach of this Lease, then the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

4. ADDITIONAL RENT

4.1 General Terms.

4.1.1 Direct Expenses; Additional Rent. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” of the annual “Direct Expenses,” as those terms are defined in Sections 4.2.6 and 4.2.2 of this Lease, respectively. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease, are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent. Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.1.2 Triple Net Lease. Landlord and Tenant acknowledge that, except as otherwise provided to the contrary in this Lease, it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for the costs and expenses reasonably associated with this Lease, the Building and the Project, and Tenant’s operation therefrom. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall be paid by Landlord but reimbursed by Tenant as Additional Rent.

4.2 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

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4.2.1 Intentionally Deleted.

4.2.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

4.2.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

4.2.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a governmentally mandated transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and Premises as reasonably determined by Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) the cost of parking area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) subject to item (f), below, wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) costs under any instrument pertaining to the sharing of costs by the Project; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Project; (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in common areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) over the reasonable useful life of such item as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, consistently applied, of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) the cost of capital improvements or other costs incurred in connection with the Project (A) which are intended to effect economies in the operation or maintenance of the Project, or any portion thereof, or to reduce current or future Operating Expenses or to enhance the safety or security of the Project or its occupants, (B) that are required to comply with present or anticipated conservation programs, (C) which are replacements or modifications of nonstructural items located in the Common Areas required to keep the Common Areas in good order or condition, or (D) that are required under any governmental law or regulation; provided, however, that any capital expenditure shall be amortized (including interest on the amortized cost) over its reasonable useful life as Landlord shall reasonably determine in accordance with sound real estate management and accounting principles, consistently applied; and (xiv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 4.2.5, below, (xv) cost of tenant relation programs reasonably established by Landlord, and (xvi) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Building, including, without limitation, any covenants, conditions and restrictions affecting the property, and reciprocal easement agreements affecting the property, any parking licenses, and any agreements with transit agencies affecting the Property (collectively, “Underlying Documents”). Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include:

(a) costs, including legal fees, space planners’ fees, advertising and promotional expenses (except as otherwise set forth above), and brokerage fees incurred in connection with the original construction

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or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants initially occupying space in the Project after the Lease Commencement Date or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(b) except as set forth in items (xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest;

(c) costs for which the Landlord is reimbursed by any tenant or occupant of the Project or by insurance by its carrier or any tenant’s carrier or by anyone else, and electric power costs for which any tenant directly contracts with the local public service company;

(d) any bad debt loss, rent loss, or reserves for bad debts or rent loss;

(e) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes the Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(f) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager;

(g) amount paid as ground rental for the Project by the Landlord;

(h) except for a Project management fee to the extent allowed pursuant to item (l) below, overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(i) any compensation paid to clerks, attendants or other persons in commercial concessions operated by the Landlord, provided that any compensation paid to any concierge at the Project shall be includable as an Operating Expense;

(j) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing engineering, janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(k) all items and services for which Tenant or any other tenant in the Project reimburses Landlord or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(l) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

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(m) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the comparable buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(n) personal injury or property damage costs arising from the negligence or willful misconduct of Landlord in connection with this Lease; and

(o) costs incurred to comply with laws relating to the removal of hazardous material (as defined under applicable law) which was in existence in the Building or on the Project prior to the Lease Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto; and costs incurred to remove, remedy, contain, or treat hazardous material, which hazardous material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or other remedial or containment action with respect thereto.

Except for a Project management fee, Landlord shall not (1) make a profit by charging items to Operating Expenses that are otherwise also charged separately (i.e., not as the equivalent to Operating Expenses under this Lease) to tenants (including Tenant) of the Project, and (2) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expenses from Tenant and all other tenants in the Project in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

4.2.5 Taxes.

4.2.5.1 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof.

4.2.5.2 Tax Expenses shall include, without limitation: (i) Any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax; (iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises or the improvements thereon.

4.2.5.3 Any costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred. Tax refunds shall be credited against Tax Expenses and

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refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable, provided that in no event shall the amount to be refunded to Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.5 of this Lease.

4.2.6 “Tenant’s Share” shall mean the percentage set forth in Section 6 of the Summary.

4.3 Allocation of Direct Expenses. The parties acknowledge that the Building is part of a multi-building project and that the costs and expenses incurred in connection with the Project (i.e., the Direct Expenses) should be shared between the Building and the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Direct Expenses (which consist of Operating Expenses and Tax Expenses) are determined annually for the Project as a whole, and a portion of the Direct Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to other buildings in the Project). Such portion of Direct Expenses allocated to the Building shall include all Direct Expenses attributable solely to the Building and an equitable portion of the Direct Expenses attributable to the Project as a whole, and shall not include Direct Expenses attributable solely to other buildings in the Project. Landlord shall allocate all such expenses in an equitable manner.

4.4 Calculation and Payment of Additional Rent. Tenant shall pay to Landlord, in the manner set forth in Section 4.4.1, below, and as Additional Rent, Tenant’s Share of Direct Expenses for each Expense Year.

4.4.1 Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall use commercially reasonable efforts to give to Tenant within one hundred twenty (120) days following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of Tenant’s Share of Direct Expenses. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, Tenant shall pay, with its next installment of Base Rent due, the full amount of Tenant’s Share of Direct Expenses for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Direct Expenses,” as that term is defined in Section 4.4.2, below, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Tenant shall receive a credit in the amount of Tenant’s overpayment against Rent next due under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, Tenant shall immediately pay to Landlord such amount, and if Tenant paid more as Estimated Direct Expenses than the actual Tenant’s Share of Direct Expenses, Landlord shall, within thirty (30) days, deliver a check payable to Tenant in the amount of the overpayment. The provisions of this Section 4.4.1 shall survive the expiration or earlier termination of the Lease Term.

4.4.2 Statement of Estimated Direct Expenses. In addition, Landlord shall use commercially reasonable efforts to give to Tenant within one hundred twenty (120) days following the end of each Expense Year a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Tenant’s Share of Direct Expenses (the “Estimated Direct Expenses”). The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Direct Expenses under this Article 4, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Direct Expenses theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Direct Expenses for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.2). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such

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payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Direct Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.6 Audit of Direct Expenses. Upon Tenant’s written request (an “Audit Request”) given not more than sixty (60) days after Tenant’s receipt of a Statement for a particular Expense Year, and provided that Tenant is not then in default under this Lease, Landlord shall furnish Tenant with such reasonable supporting documentation in connection with said Direct Expenses. Landlord shall provide said information to Tenant within sixty (60) days after Tenant’s written request therefor. Within sixty (60) days after receipt of such information by Tenant (the “Review Period”), if Tenant disputes the amount of Direct Expenses set forth in the Statement, an independent certified public accountant (which accountant (A) is a certified public accountant, (B) is a member of a nationally recognized accounting firm, (C) is not working on a contingency fee basis, and (D) is reasonably acceptable to, and approved by Landlord (which approval shall not be unreasonably withheld or delayed)), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Direct Expenses set forth in any Statement within the Review Period shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such determination by the Accountant proves that Direct Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the cost of such determination shall be paid for by Landlord with interest at the “Default Rate,” as that term is defined in Article 25, below. If the parties agree or the Accountant determines that Tenant’s payments of Direct Expenses for such calendar year were in excess of the actual Direct Expenses for such calendar year, then Landlord shall, at Landlord’s option, either (a) credit such excess to Tenant’s next succeeding installment(s) of Estimated Direct Expenses until such excess has been exhausted, or (b) deliver a check payable to Tenant in the amount of such excess within thirty (30) days after such agreement or determination. If the parties agree or the Accountant determines that Tenant’s payments of Direct Expenses for such calendar year were less than the actual Direct Expenses, then Tenant shall pay the deficiency to Landlord within thirty (30) days after such agreement or determination. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Direct Expenses payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Direct Expenses payable by Tenant.

5. USE OF PREMISES

5.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 7 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion.

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5.2 Prohibited Uses. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project) including, without limitation, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by Applicable Laws now or hereafter in effect, or any Underlying Documents. Landlord shall have the right to impose reasonable and customary rule and regulations (which shall be enforced by Landlord in a non-discriminatory manner) regarding the use of the Project, as reasonably deemed necessary by Landlord with respect to the orderly operation of the Project, and Tenant shall comply with such reasonable rules and regulations. Tenant shall not do or permit anything to be done in or about the Premises which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with, and Tenant’s rights and obligations under the Lease and Tenant’s use of the Premises shall be subject and subordinate to, all recorded easements, covenants, conditions, and restrictions now or hereafter affecting the Project; provided, however, no Underlying Documents or any documents referenced in this sentence recorded or otherwise enacted by Landlord after the date of this Lease will materially increase Tenant’s monetary obligations or decrease Tenant’s rights pursuant to this Lease.

5.3 Hazardous Materials.

5.3.1 Tenant’s Obligations.

5.3.1.1 Prohibitions. As a material inducement to Landlord to enter into this Lease with Tenant, Tenant has fully and accurately completed Landlord’s Pre-Leasing Environmental Exposure Questionnaire (the “Environmental Questionnaire”), which is attached as Exhibit F. Tenant agrees that except for those chemicals or materials, and their respective quantities, specifically listed on the Environmental Questionnaire, neither Tenant nor Tenant’s employees, contractors and subcontractors of any tier, entities with a contractual relationship with Tenant (other than Landlord), or any entity acting as an agent or sub-agent of Tenant (collectively, “Tenant’s Agents”) will produce, use, store or generate any “Hazardous Materials,” as that term is defined below, on, under or about the Premises, nor cause or permit any Hazardous Material to be brought upon, placed, stored, manufactured, generated, blended, handled, recycled, used or “Released,” as that term is defined below, on, in, under or about the Premises. If any information provided to Landlord by Tenant on the Environmental Questionnaire, or otherwise relating to information concerning Hazardous Materials is false, incomplete, or misleading in any material respect, the same shall be deemed a default by Tenant under this Lease. Upon request by Landlord, Tenant shall deliver to Landlord an updated Environmental Questionnaire at least once a year; provided that, regardless of whether such request is made by Landlord, Tenant shall deliver to Landlord an updated Environmental Questionnaire to the extent any information therein needs to be updated in any material respect, provided that “material” shall mean any changes in the Hazardous Materials usage including, but not limited to, in terms of their hazardous character, handling profile, usage and quantity. Landlord’s prior written consent shall be required to any Hazardous Materials use for the Premises not described on the initial Environmental Questionnaire, such consent to be withheld in Landlord’s sole discretion. Tenant shall not install or permit any underground storage tank on the Premises. For purposes of this Lease, “Hazardous Materials” means all flammable explosives, petroleum and petroleum products, waste oil, radon, radioactive materials, toxic pollutants, asbestos, polychlorinated biphenyls (“PCBs”), medical waste, chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, including without limitation any chemical, element, compound, mixture, solution, substance, object, waste or any combination thereof, which is or may be hazardous to human health, safety or to the environment due to its radioactivity, ignitability, corrosiveness, reactivity, explosiveness, toxicity, carcinogenicity, infectiousness or other harmful or potentially harmful properties or effects, or defined as, regulated as or included in, the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Environmental Laws. The term “Hazardous Materials” for purposes of this Lease shall also include any mold, fungus or spores, whether or not the same is defined, listed, or otherwise classified as a “hazardous material” under any Environmental Laws, if such mold, fungus or spores may pose a risk to human health or the environment or negatively impact the value of the Premises. For purposes of this Lease, “Release” or “Released” or “Releases” shall mean any release,

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deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing, or other movement of Hazardous Materials into the environment. Landlord represents and warrant to Tenant that, to Landlord’s actual knowledge, without duty of investigation or inquiry, there is no Hazardous Material on, in, or under the Premises as of the Lease Commencement Date in violation of Environmental Laws. For purposes of the foregoing, Landlords “actual knowledge” shall mean the current actual (as opposed to constructive) knowledge of Michael Dorris (“Landlord’s Representative”). No duty of inquiry or investigation on the part of Landlord or Landlord’s Representative will be required or implied by the making of any representation or warranty which is so limited to matters within Landlord’s actual knowledge, and in no event shall Landlord’s Representative have any personal liability therefor.

5.3.1.2 Notices to Landlord. Tenant shall notify Landlord in writing as soon as possible but in no event later than five (5) days after (i) the discovery (or the date Tenant should have discovered had Tenant acted in a reasonable and prudent manner) of any actual, alleged or threatened Release of any Hazardous Material in, on, under, from, about or in the vicinity of the Premises (whether past or present), regardless of the source or quantity of any such Release, or (ii) Tenant becomes aware of any regulatory actions, inquiries, inspections, investigations, directives, or any cleanup, compliance, enforcement or abatement proceedings (including any threatened or contemplated investigations or proceedings) relating to or potentially affecting the Premises, or (iii) Tenant becomes aware of any claims by any person or entity relating to any Hazardous Materials in, on, under, from, about or in the vicinity of the Premises, whether relating to damage, contribution, cost recovery, compensation, loss or injury. Collectively, the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as “Hazardous Materials Claims”. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications and other communications and reports in connection with any Hazardous Materials Claims. Additionally, Tenant shall promptly advise Landlord in writing of Tenant’s discovery of any occurrence or condition on, in, under or about the Premises that could subject Tenant or Landlord to any liability, or restrictions on ownership, occupancy, transferability or use of the Premises under any “Environmental Laws,” as that term is defined below. Tenant shall not enter into any legal proceeding or other action, settlement, consent decree or other compromise with respect to any Hazardous Materials Claims without first notifying Landlord of Tenant’s intention to do so and affording Landlord the opportunity to join and participate, at Landlord’s sole cost and expense, as a party if Landlord so elects, in such proceedings and in no event shall Tenant enter into any agreements which are binding on Landlord or the Premises without Landlord’s prior written consent. Landlord shall have the right to appear at and participate in, any and all legal or other administrative proceedings concerning any Hazardous Materials Claim. For purposes of this Lease, “Environmental Laws” means all applicable present and future laws relating to the protection of human health, safety, wildlife or the environment, including, without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, Releases, or threatened Releases of Hazardous Materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 USC § 9601, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, California Health & Safety Code, §§ 25100 et seq., and any other state or local law counterparts, as amended, as such Applicable Laws, are in effect as of the Lease Commencement Date, or thereafter adopted, published, or promulgated.

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5.3.1.3 Releases of Hazardous Materials. If any Release of any Hazardous Material in, on, under, from or about the Premises shall occur at any time during the Lease Term and/or if any other Hazardous Material condition exists at the Premises that requires response actions of any kind (other than Hazardous Materials brought onto the Premises by Landlord or Landlord’s agents or an Existing Hazardous Materials condition), in addition to notifying Landlord as specified above, Tenant, at its own sole cost and expense, shall (i) timely comply with any and all reporting requirements imposed pursuant to any and all Environmental Laws, (ii) provide a written certification to Landlord indicating that Tenant has complied with all applicable reporting requirements, (iii) take any and all necessary investigation, corrective and remedial action in accordance with any and all applicable Environmental Laws, utilizing an environmental consultant approved by Landlord, all in accordance with the provisions and requirements of this Section 5.3, including, without limitation, Section 5.3.4, and (iv) take any such additional investigative, remedial and corrective actions as necessary such that the Premises are remediated to the condition required by applicable Environmental Laws and which allows the Premises and Project to be used without any use restriction that was not applicable to the Project as of the date of this Lease.

5.3.1.4 Indemnification.

5.3.1.4.1 In General. Without limiting in any way Tenant’s obligations under any other provision of this Lease, Tenant shall be solely responsible for and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any and all claims, judgments, losses, damages, costs, expenses, penalties, enforcement actions, taxes, fines, remedial actions, liabilities (including, without limitation, actual attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs) including, without limitation, sums paid in settlement of claims, which arise during or after the Lease Term, whether foreseeable or unforeseeable, arising out of or attributable to the presence, use, generation, manufacture, treatment, handling, refining, production, processing, storage, Release or presence of Hazardous Materials in, on, under or about the Premises by Tenant or Tenant’s Agents. Landlord agrees to indemnify, defend, protect and hold harmless Tenant from and against any liability, obligation, damage or costs, including without limitation, attorneys’ fees and costs, resulting directly or indirectly from any use, presence, removal or disposal of any Hazardous Materials to the extent such liability, obligation, damage or costs was a result of actions caused or knowingly permitted by Landlord or a Landlord Party.

5.3.1.4.2 Limitations. Notwithstanding anything in Section 5.3.1.4, above, to the contrary, Tenant’s indemnity of Landlord as set forth in Section 5.3.1.4, above, shall not be applicable to (a) any claims that directly or indirectly arise from the activities of Landlord, its contractors or agents on or about the Premises after the Lease Commencement Date, and (b) claims based upon Hazardous Materials which may exist in, on or about the Premises as of the date of this Lease (“Existing Hazardous Materials”), except to the extent that Tenant’s construction activities and/or Tenant’s other acts or omissions caused or exacerbated the subject claim and Tenant had been notified in writing by Landlord of the particular Existing Hazardous Materials that is the subject of the claim (a “Tenant Caused Release Of Existing Hazardous Materials”).

5.3.1.5 Compliance with Environmental Laws. Without limiting the generality of Tenant’s obligation to comply with Applicable Laws as otherwise provided in this Lease, Tenant shall, at its sole cost and expense, comply with all Environmental Laws applicable to its use of the Premises; provided however that Tenant shall not be liable for or obligated to remove or remediate any Existing Hazardous Materials (other than a Tenant Caused Release of Existing Hazardous Materials) or Hazardous Materials brought onto the Premises by Landlord or Landlord’s agents. Tenant shall obtain and maintain any and all necessary permits, licenses, certifications and approvals appropriate or required for the use, handling, storage, and disposal of any Hazardous Materials used, stored, generated, transported, handled, blended, or recycled by Tenant on the Premises. Landlord shall have a continuing right, without obligation, to require Tenant to obtain, and to review and inspect any and all such permits, licenses, certifications and approvals, together with copies of any and all Hazardous Materials management plans and programs, any and all Hazardous Materials risk management and pollution prevention programs, and any and all Hazardous Materials emergency response and employee training programs respecting Tenant’s use of Hazardous Materials. Upon request of Landlord, Tenant shall deliver to Landlord a narrative description explaining the nature and scope of Tenant’s activities involving Hazardous Materials and showing to Landlord’s satisfaction compliance with all Environmental Laws and the terms of this Lease.

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5.3.2 Assurance of Performance.

5.3.2.1 Environmental Assessments In General. Landlord may, but shall not be required to, engage from time to time such contractors as Landlord determines to be appropriate to perform environmental assessments of a scope reasonably determined by Landlord (an “Environmental Assessment”) to ensure Tenant’s compliance with the requirements of this Lease with respect to Hazardous Materials. Such Environmental Assessments shall be performed by a competent and experienced environmental engineer.

5.3.2.2 Costs of Environmental Assessments. All costs and expenses incurred by Landlord in connection with any such Environmental Assessment initially shall be paid by Landlord; provided that if any such Environmental Assessment shows that Tenant has failed to comply with the provisions of this Section 5.3, then all of the costs and expenses of such Environmental Assessment shall be reimbursed by Tenant as Additional Rent within ten (10) days after receipt of written demand therefor.

5.3.3 Tenant’s Obligations upon Surrender. At the expiration or earlier termination of the Lease Term, Tenant, at Tenant’s sole cost and expense, shall: (i) cause an Environmental Assessment of the Premises to be conducted in accordance with Section 15.3; (ii) to the extent required by Environmental Laws, cause all Hazardous Materials to be removed from the Premises and disposed of in accordance with all Environmental Laws and as necessary to allow the Premises to be used for any purpose; and (iii) cause to be removed all containers installed or used by Tenant or Tenant’s Agents to store any Hazardous Materials on the Premises, and cause to be repaired any damage to the Premises caused by such removal.

5.3.4 Clean-up.

5.3.4.1 Environmental Reports; Clean-Up. If any written report containing results of any Environmental Assessment (an “Environmental Report”) shall indicate (i) the presence of any Hazardous Materials as to which either Tenant or Landlord has a removal or remediation obligation under this Section 5.3, and (ii) that as a result of same, the investigation, characterization, monitoring, assessment, repair, closure, remediation, removal, or other clean-up (the “Clean-up”) of any Hazardous Materials is required, Tenant shall immediately prepare and submit to Landlord within thirty (30) days after receipt of the Environmental Report a comprehensive plan, subject to Landlord’s reasonable written approval, specifying the actions to be taken by Tenant to perform the Clean-up so that the Premises are restored to the conditions required by this Lease. Upon Landlord’s approval of the Clean-up plan which shall not be unreasonably withheld, delayed or conditioned, Tenant shall, if the Clean-up is necessitated by Tenant’s (or a Tenant Party’s) act or omission, at Tenant’s sole cost and expense, without limitation on any rights and remedies of Landlord under this Lease, immediately implement such plan with a consultant reasonably acceptable to Landlord and proceed to Clean-Up Hazardous Materials in accordance with all Applicable Laws and as required by such plan and this Lease. If the Clean-up is necessitated by Landlord’s act or omission or in connection with Existing Hazardous Materials, the Clean-up shall be completed by Landlord at Landlord’s sole cost and expense. If, within thirty (30) days after receiving a copy of such Environmental Report, Tenant fails either (a) to complete such Clean-up, or (b) with respect to any Clean-up that cannot be completed within such thirty-day period, fails to proceed with diligence to prepare the Clean-up plan and complete the Clean-up as promptly as practicable, then Landlord shall have the right, but not the obligation, and without waiving any other rights under this Lease, to carry out any Clean-up recommended by the Environmental Report or required by any governmental authority having jurisdiction over the Premises, and recover all of the costs and expenses thereof from Tenant as Additional Rent, payable within ten (10) days after receipt of written demand therefor. If an Environmental Report indicates that Clean-up of any Existing Hazardous Materials (other than a Tenant Caused Release of Existing Hazardous Materials) which is required by Environmental Laws, then Landlord, at its sole cost and expense, shall notify Tenant of, and thereafter implement, Landlord’s Clean-up plan, which Clean-up plan, including the scope and timing thereof, shall cause the Premises to be restored substantially in the condition existing prior to commencing Landlord’s Clean-up plan.

5.3.4.2 Rent Abatement. Tenant shall continue to pay all Rent due or accruing under this Lease during any Clean-up of Hazardous Materials as to which Tenant has a removal or remediation obligation under this Section 5.3, and shall not be entitled to any reduction, offset or deferral of any Base Rent or Additional Rent due or accruing under this Lease during any such Clean-up. During the Clean-up of Existing Hazardous Materials

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as to which Landlord has a removal or remediation obligation under this Section 5.3, Landlord may temporarily close all or a portion of the Premises to facilitate the Clean-up, and the provisions regarding Rent abatement set forth in Section 19.5.2 shall apply thereto except that Tenant shall not be required to provide notice to Landlord and the applicable abatement shall commence on the first day that all or a portion of the Premises are closed.

5.3.4.3 Surrender of Premises. Tenant shall complete any Clean-up prior to surrender of the Premises upon the expiration or earlier termination of this Lease. Tenant shall obtain and deliver to Landlord a letter or other written determination from the overseeing governmental authority confirming that the Clean-up has been completed in accordance with all requirements of such governmental authority and that no further response action of any kind is required for the unrestricted use of the Premises (“Closure Letter”). Upon the expiration or earlier termination of this Lease, Tenant shall also be obligated to close all permits obtained in connection with Hazardous Materials in accordance with Applicable Laws.

5.3.4.4 Failure to Timely Clean-Up. Should any Clean-up for which Tenant is responsible not be completed, or should Tenant not receive the Closure Letter and any governmental approvals required under Environmental Laws in conjunction with such Clean-up prior to the expiration or earlier termination of this Lease, then Tenant shall be liable to Landlord as a holdover tenant (as more particularly provided in Article 16) until Tenant has fully complied with its obligations under this Section 5.3.

5.3.5 Confidentiality. Unless compelled to do so by applicable law, Tenant agrees that Tenant shall not disclose, discuss, disseminate or copy any information, data, findings, communications, conclusions and reports regarding the environmental condition of the Premises to any Person (other than Tenant’s consultants, attorneys, property managers and employees that have a need to know such information), including any governmental authority, without the prior written consent of Landlord. In the event Tenant reasonably believes that disclosure is compelled by applicable law, it shall provide Landlord five (5) days’ advance notice of disclosure of confidential information so that Landlord may, at its own cost, attempt to obtain a protective order. Tenant may additionally release such information to bona fide prospective purchasers or lenders, subject to any such parties’ written agreement to be bound by the terms of this Section 5.3.

5.3.6 Copies of Environmental Reports. Within thirty (30) days of receipt thereof, Tenant shall provide Landlord with a copy of any and all environmental assessments, audits, studies and reports regarding Tenant’s activities with respect to the Premises, or ground water beneath the Land, or the environmental condition or Clean-up thereof. Tenant shall be obligated to provide Landlord with a copy of such materials without regard to whether such materials are generated by Tenant or prepared for Tenant, or how Tenant comes into possession of such materials.

5.3.7 Intentionally Omitted.

5.3.8 Signs, Response Plans, Etc. Tenant shall be responsible for posting on the Premises any signs required under applicable Environmental Laws. Tenant shall also complete and file any business response plans or inventories required by any Applicable Laws. Tenant shall concurrently file a copy of any such business response plan or inventory with Landlord.

5.3.9 Survival. Each covenant, agreement, representation, warranty and indemnification made by each of Tenant and Landlord set forth in this Section 5.3 shall survive the expiration or earlier termination of this Lease and shall remain effective until all of Tenant’s obligations under this Section 5.3 have been completely performed and satisfied.

5.4 Fitness Center. Landlord and Tenant hereby acknowledge that Landlord shall operate a fitness center (the “Fitness Center”) in the Project, and, for so long as Landlord continues to operate the Fitness Center, the use of the Fitness Center shall be limited to Tenant and Tenant’s employees. Landlord reserves the right to control the manner in which the Fitness Center is maintained and operated (including the requirement, if applicable, that Tenant’s employees using the Fitness Center execute Landlord’s standard waiver form), and to make alterations or additions to, to relocate or to entirely eliminate the Fitness Center. In the event that Tenant requests Landlord to provide any

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extra services in connection with Tenant’s use of the Fitness Center Tenant shall pay Landlord’s standard charge for such service(s) requested by Tenant. Tenant shall comply with such reasonable rules and regulations relating to the Fitness Center as Landlord may from time to time promulgate. Tenant’s use of the Fitness Center shall be without direct charge or cost to Tenant; provided, however, Tenant acknowledges and agrees that Landlord shall have the right to include in Direct Expenses all costs incurred in connection with the operation and maintenance of the Fitness Center.

6. SERVICES AND UTILITIES

6.1 In General. Tenant will be responsible, at its sole cost and expense, for the furnishing of all services and utilities to the Premises (provided that Landlord and Tenant shall reasonably cooperate in good faith to cause any such utility provider to provide such utility to the point of entry into the Building; provided further that if any such utility provider is not responsible to make any repairs required to provide such utility to the point of entry into the Building, then Landlord shall use commercially reasonable efforts to repair (or cause to be repaired) such utility in order to provide the same to the point of entry into the Building), including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.

6.1.1 All utilities (including without limitation, electricity, gas, sewer and water) to the Building are separately metered at the Premises and shall be paid directly by Tenant to the applicable utility provider.

6.1.2 Landlord shall not provide janitorial services for the Premises. Tenant shall be solely responsible for performing all janitorial services and other cleaning of the Premises, all in compliance with Applicable Laws. The janitorial and cleaning of the Premises shall be adequate to maintain the Premises in a manner consistent with First Class Life Sciences Projects.

Tenant shall cooperate fully with Landlord at all times and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the HVAC, electrical, mechanical and plumbing systems. Provided that Landlord agrees to provide and maintain and keep in continuous service utility connections to the Project, including electricity, water and sewage connections, Landlord shall have no obligation to provide any services or utilities to the Building, including, but not limited to heating, ventilation and air-conditioning, electricity, water, telephone, janitorial and interior Building security services.

6.2 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent (except as specifically set forth in Section 19.5.2 of this Lease) or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent (except as specifically set forth in Section 19.5.2 of this Lease) or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.3 Energy Performance Disclosure Information. Tenant hereby acknowledges that Landlord may be required to disclose certain information concerning the energy performance of the Building pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”). Tenant hereby acknowledges prior receipt of the Data Verification Checklist, as defined in the Energy Disclosure Requirements (the “Energy Disclosure Information”), and agrees that Landlord has timely complied in full with Landlord’s obligations under the Energy Disclosure Requirements. Tenant acknowledges and agrees that (i) Landlord makes no representation or warranty regarding the energy performance of the Building or the accuracy or completeness of the Energy Disclosure Information, (ii) the Energy Disclosure Information is for the

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current occupancy and use of the Building and that the energy performance of the Building may vary depending on future occupancy and/or use of the Building, and (iii) Landlord shall have no liability to Tenant for any errors or omissions in the Energy Disclosure Information. If and to the extent not prohibited by Applicable Laws, Tenant hereby waives any right Tenant may have to receive the Energy Disclosure Information, including, without limitation, any right Tenant may have to terminate this Lease as a result of Landlord’s failure to disclose such information. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and/or liabilities relating to, arising out of and/or resulting from the Energy Disclosure Requirements, including, without limitation, any liabilities arising as a result of Landlord’s failure to disclose the Energy Disclosure Information to Tenant prior to the execution of this Lease. Tenant’s acknowledgment of the AS-IS condition of the Premises pursuant to the terms of this Lease shall be deemed to include the energy performance of the Building. Tenant further acknowledges that pursuant to the Energy Disclosure Requirements, Landlord may be required in the future to disclose information concerning Tenant’s energy usage to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (A) consents to all such Tenant Energy Use Disclosures, and (B) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 6.3 shall survive the expiration or earlier termination of this Lease.

6.4 Tenant Maintained Security. Tenant hereby acknowledges that Landlord shall have no obligation to provide, or otherwise pay for, any guard service or other security measures for the benefit of the Premises or the Project. Tenant hereby assumes all responsibility for the protection of Tenant and its agents, employees, contractors, invitees and guests, and the property thereof, from acts of third parties, including keeping doors locked and other means of entry to the Premises closed. In accordance with, initially, the terms and conditions of the Tenant Work Letter attached hereto as Exhibit B, or thereafter the terms and conditions of Article 8 of this Lease, Tenant shall be allowed, at Tenant’s sole cost and expense, to install its own integrated security systems for the Premises.

7. REPAIRS

7.1 Tenant Repair Obligations. Subject to Landlord’s obligations under Section 1.1.4, above, Tenant shall, throughout the Term, at its sole cost and expense, maintain, repair, replace and improve as required, the non-structural portion of the interior of the Premises and Building and every part thereof in a good standard of maintenance, repair and replacement as required, and in good and sanitary condition, all in accordance with the standards of First Class Life Sciences Projects, except for “Landlord Repair Obligations,” as that term is defined in Section 7.4, below, whether or not such maintenance, repair, replacement or improvement is required in order to comply with applicable Laws (“Tenant’s Repair Obligations”), including, without limitation, the following: (1) glass, windows, window frames, window casements (including the repairing, resealing, cleaning and replacing of both interior and exterior windows) and skylights; (2) interior and exterior doors, door frames and door closers; (3) interior lighting (including, without limitation, light bulbs and ballasts); (4) the plumbing, sewer, drainage, electrical, fire protection, elevator, escalator, life safety and security systems and equipment, existing heating, ventilation and air-conditioning systems, and all other mechanical, electrical and communications systems and equipment (collectively, the “Building Systems”), including without limitation (i) any specialty or supplemental Building Systems installed by or for Tenant and (ii) all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Premises; (5) all communications systems serving the Premises; (6) all of Tenant’s security systems in or about or serving the Premises; (7) Tenant’s signage; (8) interior demising walls and partitions (including painting and wall coverings), equipment, floors, and any roll-up doors, ramps and dock equipment within, or a part of, the Premises; and (9) the non-structural portions of the roof of the Building. Tenant’s Repair Obligations also includes the routine maintenance of the load bearing and exterior walls of the Building, including, without limitation, any painting, sealing, patching and waterproofing of such walls. Tenant shall additionally be responsible, at Tenant’s sole cost and expense, to furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and, to the extent that Landlord notifies Tenant in writing of its intention to no longer arrange for such monitoring, cause the fire alarm systems serving the Premises to be monitored by a monitoring or protective services firm approved by Landlord in writing.

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7.2 Service Contracts. All Building Systems, including HVAC, elevators, main electrical, plumbing and fire/life-safety systems, shall be maintained, repaired and replaced by Tenant (i) in a commercially reasonable condition consistent with prevalent industry practices, (ii) in accordance with any applicable manufacturer specifications relating to any particular component of such Building Systems, (iii) in accordance with Applicable Laws. Tenant shall contract with a qualified, experienced professional third party service companies (a “Service Contract”). Tenant shall regularly, in accordance with commercially reasonable standards, generate and maintain preventive maintenance records relating to each Building’s mechanical and main electrical systems, including life safety, elevators and the central plant (“Preventative Maintenance Records”). In addition, upon Landlord’s request, Tenant shall deliver a copy of all current Service Contracts to Landlord and/or a copy of the Preventative Maintenance Records.

7.3 Landlord’s Right to Perform Tenant’s Repair Obligations. Tenant shall notify Landlord in writing at least ten (10) days prior to performing any material Tenant’s Repair Obligations, including without limitation, any Tenant’s Repair Obligation which affect the Building Systems or which is reasonably anticipated to cost more than $100,000.00, which notice will provide the reasonably anticipated schedule for completion of such repair. Upon receipt of such notice from Tenant, Landlord shall have the right to either (i) perform such material Tenant’s Repair Obligation materially on the same schedule set by Tenant for such repair by delivering notice of such election to Tenant within ten (10) days following receipt of Tenant’s notice, and Tenant shall pay Landlord the cost thereof (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor, or (ii) require Tenant to perform such Tenant’s Repair Obligation at Tenant’s sole cost and expense. If Tenant fails to perform any Tenant’s Repair Obligation within a reasonable time period, as reasonably determined by Landlord, then Landlord may, but need not, following delivery of notice to Tenant of such election, make such Tenant Repair Obligation, and Tenant shall pay Landlord the cost thereof, (including Landlord’s reasonable supervision fee) within thirty (30) days after receipt of an invoice therefor.

7.4 Landlord Repair Obligations. Landlord shall maintain, repair, replace and improve as required, the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, except to the extent that such repairs are required due to the negligence or willful misconduct of Tenant (the “Landlord Repair Obligation”); provided, however, that if such repairs are due to the negligence or willful misconduct of Tenant, Landlord shall nevertheless make such repairs at Tenant’s expense, or, if covered by Landlord’s insurance, Tenant shall only be obligated to pay any deductible in connection therewith.

8. ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which adversely affects the structural portions or the systems or equipment of the Building or is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days’ notice to Landlord, but without Landlord’s prior consent, to the extent that such Alterations (i) do not affect the building systems or equipment, (ii) are not visible from the exterior of the Building, and (iii) cost less than $100,000.00 for a particular job of work. The construction of the initial improvements to the Premises (the “Tenant Improvements”) shall be governed by the terms of the Tenant Work Letter and not the terms of this Article 8.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that in accordance with the terms of Section 8.5, below, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable federal, state, county or municipal laws, rules and regulations and pursuant to a valid building permit, issued by the city in which the Building is located (or other applicable governmental authority).

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Tenant shall use commercially reasonable efforts not TO use contractors, services, workmen or labor that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas and in the event of any actual such labor disharmony, upon notice from Landlord, Tenant shall cease using such contractors, services, workmen or labor. Upon completion of any Alterations (or repairs), Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the County of San Diego in accordance with Section 8182 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Project construction manager a reproducible copy of the “as built” drawings of the Alterations as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3 Payment for Improvements. If Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord for Landlord’s reasonable, actual, out-of-pocket costs and expenses actually incurred in connection with Landlord’s review of such work.

8.4 Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Tenant’s contractors and subcontractors shall be required to carry (i) Commercial General Liability Insurance in an amount approved by Landlord, with Landlord, and, at Landlord’s option, Landlord’s property manager and project manager, as additional insureds in an amount approved by Landlord, and otherwise in accordance with the requirements of Article 10 of this Lease, and (ii) workers compensation insurance with a waiver of subrogation in favor of Landlord. Landlord may, in its reasonable judgment taking into consideration the anticipated cost of such Alteration and Tenant’s then financial wherewithal, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. For purposes of determining the cost of an Alteration, work done in phases or stages shall be considered part of the same Alteration, and any Alteration shall be deemed to include all trades and materials involved in accomplishing a particular result.

8.5 Landlord’s Property. All Alterations, improvements, fixtures, equipment and/or appurtenances which may be installed or placed in or about the Premises by or on behalf of Tenant, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord and remain in place at the Premises following the expiration or earlier termination of this Lease. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant’s expense, to remove any Alterations and/or improvements and/or systems and equipment within the Premises and to repair any damage to the Premises and Building caused by such removal; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant’s request for Landlord’s consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement will be required to be removed pursuant to the terms of this Section 8.5 and whether Tenant will be required to restore any portion of the Premises affected by such removal, and Tenant shall have no removal or restoration obligations for Alterations or improvements identified in such notice as not requiring removal by Landlord. If Tenant fails to complete any required removal and/or to repair any damage caused by the removal of any Alterations and/or improvements and/or systems and equipment in the Premises and return the affected portion of the Premises to a condition required by Landlord (subject to the immediately preceding sentence), Landlord may do so and may charge the cost thereof to Tenant. Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.

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9. COVENANT AGAINST LIENS Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold Landlord harmless from and against any claims, liabilities, judgments or costs (including, without limitation, reasonable attorneys’ fees and costs) arising out of same or in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under Applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility (to the extent applicable pursuant to then Applicable Laws). Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) business days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigating the validity thereof.

10. INSURANCE

10.1 Indemnification and Waiver. Subject to the waiver of subrogation provisions set forth in Section 10.5, and except to the extent arising from the gross negligence or willful misconduct of Landlord or the “Landlord Parties,” as that term is defined below, or Landlord’s breach of this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its partners, subpartners and their respective officers, agents, servants, employees, lenders, any property manager and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Except to the extent arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties or Landlord’s breach of this Lease, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all claims, loss, cost, damage, injury, expense and liability (including without limitation court costs and reasonable attorneys’ fees) incurred in connection with or arising from any cause in, on or about the Premises, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term. Landlord shall indemnify, defend, protect, and hold Tenant harmless from any and all loss, cost, damage, expense and liability (including without limitation reasonable attorneys’ fees) to the extent arising from the gross negligence or willful misconduct of Landlord or any Landlord Parties in, on or about the Project, except to the extent caused by the negligence or willful misconduct of the Tenant Parties. Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 10.1 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease. Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 10.1 are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its reasonable costs and expenses incurred in such suit, including without limitation, its actual professional fees such as reasonable appraisers’, accountants’ and attorneys’ fees. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2 Tenant’s Compliance With Landlord’s Property Insurance. Landlord shall insure the Building during the Lease Term against loss or damage under a building property and general liability insurance policy. Such coverage shall be in such amounts, from such companies, and on such other terms and conditions, as Landlord may from time to time reasonably determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and/or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Tenant shall, at Tenant’s expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse

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Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts.

10.3.1 From and after the earlier of (i) the date Tenant is provided early access to the Premises pursuant to Section 6.1 of the tenant Work Letter, and (ii) the Lease Commencement Date, Commercial General Liability Insurance on an occurrence form covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities including a contractual coverage, and including products and completed operations coverage, for limits of liability on a per location basis of not less than:

Bodily Injury and	$2,000,000 each occurrence
Property Damage Liability	$2,000,000 annual aggregate
Personal Injury Liability	$2,000,000 each occurrence
$2,000,000 annual aggregate

10.3.2 From and after the Lease Commencement Date, Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the “Tenant Improvements,” as that term is defined in the Tenant Work Letter, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, theft, sprinkler leakage, bursting or stoppage of pipes, and explosion. As used in this Lease, the “Base Building” shall include the structural portions of the Building, and the elevators, exit stairwells and the systems and equipment located in the internal core of the Building.

10.3.3 From and after the Lease Commencement Date, Business Income Interruption for one (1) year plus Extra Expense insurance in such amounts as will reimburse Tenant for actual direct or indirect loss of earnings attributable to the risks outlined in Section 10.3.2 above, up to the Tenant’s blanket coverage limit for business interruption insurance of $8,395,000.

10.3.4 From and after the earlier of (i) the date Tenant is provided early access to the Premises pursuant to Section 6.1 of the tenant Work Letter, and (ii) the Lease Commencement Date, Worker’s Compensation and Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations. The policy shall include a waiver of subrogation in favor of Landlord, its employees, Lenders and any property manager or partners.

10.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, its subsidiaries and affiliates, its property manager (if any) and any other party the Landlord so specifies, as an additional insured, including Landlord’s managing agent (but only with regard to commercial liability and general property insurance), if any; (ii) be issued by an insurance company having a rating of not less than A:IX in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord (unless such cancellation is the result of non-payment of premiums). Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least ten (10) days before the expiration dates thereof. In the event Tenant shall fail to procure such

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insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

10.5 Subrogation. Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property or business interruption loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies do now, or shall, contain the waiver of subrogation.

10.6 Additional Insurance Obligations. Tenant shall carry and maintain from the Lease Commencement Date, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord or Landlord’s lender, but in no event in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11. DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the Base Building and such Common Areas. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas deemed desirable by Landlord, which are consistent with the character of the Project, provided that access to the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the excess cost of such repairs shall be paid by Tenant to Landlord in accordance with a reasonable progress payment schedule, or, in the event Tenant is not the Original Tenant, then prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within sixty (60) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to the Tenant Improvements installed in the Premises and shall return such Tenant Improvements to their original condition. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, and the Premises are not occupied by Tenant as a result thereof, then during the time and to the extent the Premises are unfit for occupancy, the Rent shall be abated in proportion to the ratio that the amount of rentable square feet of the Premises which is unfit for occupancy for the purposes permitted under this Lease bears to the total rentable square feet of the Premises. In the event that Landlord shall not deliver the Landlord Repair Notice, Tenant’s right to rent abatement pursuant to the preceding sentence shall terminate as of the date which is reasonably determined by Landlord to be the date Tenant should have completed repairs to the Premises assuming Tenant used reasonable due diligence in connection therewith.

11.2 Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by

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notifying Tenant in writing of such termination within forty-five (45) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies, after the payment by Landlord of any deductible under the applicable insurance policy in an amount up to Five Hundred Thousand and 00/100 Dollars ($500,000.00); (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twelve (12) months of the Lease Term; or (vi) any owner of any other portion of the Project, other than Landlord, does not intend to repair the damage to such portion of the Project; provided, however, that if Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot, in the reasonable opinion of Landlord, be completed within one hundred eighty (180) days after being commenced, Tenant may elect, no earlier than sixty (60) days after the date of the damage and not later than ninety (90) days after the date of such damage, to terminate this Lease by written notice to Landlord effective as of the date specified in the notice, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date such notice is given by Tenant. Notwithstanding the provisions of this Section 11.2, Tenant shall have the right to terminate this Lease under this Section 11.2 only if each of the following conditions is satisfied: (a) the damage to the Project by fire or other casualty was not caused by the gross negligence or intentional act of Tenant or its partners or subpartners and their respective officers, agents, servants, employees, and independent contractors; (b) as a result of the damage, Tenant cannot reasonably conduct business from the Premises; and () as a result of the damage to the Project, Tenant does not occupy or use the Premises at all.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project.

12. NONWAIVER No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

13. CONDEMNATION If the whole or any part of the Premises, Building or Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord

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shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not materially diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of The California Code of Civil Procedure. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

14. ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, which will not be unreasonably withheld, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord’s reasonable review and processing fees, as well as any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) incurred by Landlord, not to exceed Two Thousand and 00/100 Dollars ($2,000.00) for a Transfer in the ordinary course of business, within thirty (30) days after written request by Landlord.

14.2 Landlord’s Consent. Landlord shall not unreasonably withhold, condition or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Without limitation as to other reasonable grounds for withholding consent, the parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Project;

14.2.2 The Transferee is either a governmental agency or instrumentality thereof;

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14.2.3 (A) If the Transferee is an assignee, the Transferee, (i) if such Transferee is a public company, has a market capitalization less than Tenant’s market capitalization as of the date of this Lease (which the parties hereby agree is $2,000,000,000.00) (“Tenant’s Market Capitalization”), and (ii) if such Transferee is not a public company, has a tangible net worth (not including goodwill as an asset) computed in accordance with generally accepted accounting principles which is less than the equivalent to Tenant’s Market Capitalization, and (B) if the Transferee is a sublessee, the Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested; or

14.2.4 The proposed Transfer would cause a violation of another lease for space in the Project, or would give an occupant of the Project a right to cancel its lease.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord’s consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord’s right of recapture, if any, under Section 14.4 of this Lease). Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under Section 14.2 or otherwise has breached or acted unreasonably under this Article 14, their sole remedies shall be a suit for contract damages (other than damages for injury to, or interference with, Tenant’s business including, without limitation, loss of profits, however occurring) or declaratory judgment and an injunction for the relief sought, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all Applicable Laws, on behalf of the proposed Transferee.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, and after deduction of (i) any costs of improvements made to the Subject Space in connection with such Transfer, (ii) brokerage commissions and reasonable marketing costs paid in connection with such Transfer, (iii) rent abatement granted to the Transferee, and (iii) reasonable legal fees incurred in connection with such Transfer. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer, where the payment in excess of fair market value was made for the purpose of circumventing the obligation of Tenant to pay Landlord any amount due as a Transfer Premium for rental payments related to the Premises . For clarity, the Transfer Premium shall exclude any consideration payable by Transferee (and/or payable to Tenant) generally related to the Transfer itself (e.g. merger consideration, consideration for sale of assets, stock transfer, investments, financings, etc.) and unrelated to the Transferee’s use of the Premises. The determination of the amount of Landlord’s applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Tenant under the Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates a Transfer which, together with all prior Transfers then remaining in effect, would cause fifty percent (50%) or more of the Premises to be Transferred for more than fifty percent (50%) of the then remaining Lease Term (taking into account any extension of the Lease Term which has irrevocably exercised by Tenant), Tenant shall give Landlord notice (the “Intention to Transfer Notice”) of such contemplated Transfer (whether or not the contemplated Transferee or the terms of such contemplated Transfer have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to Transfer (the “Contemplated Transfer Space”), the contemplated date of

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commencement of the Contemplated Transfer (the “Contemplated Effective Date”), and the contemplated length of the term of such contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space. Such recapture shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of nine (9) months (the “Nine Month Period”) commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, provided that any such Transfer is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of any Transfer of such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated Transfer, as provided above in this Section 14.4.

14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from any liability under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, and if understated by more than five percent (5%), Tenant shall pay Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of fifty percent (50%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant or (B) the sale or other transfer of an aggregate of fifty percent (50%) or more of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of an aggregate of fifty percent (50%) or more of the value of the unencumbered assets of Tenant within a twelve (12)-month period.

14.7 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be

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performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

14.8 Non-Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), shall not be deemed a Transfer under this Article 14, provided that Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate, and further provided that such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. “Control,” as used in this Section 14.8, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. No such permitted assignment or subletting shall serve to release Tenant from any of its obligations under this Lease.

15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2 Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

15.3 Environmental Assessment. In connection with its surrender of the Premises, Tenant shall submit to Landlord, at least one hundred twenty (120) days prior to the expiration date of this Lease (or in the event of an earlier termination of this Lease, as soon as reasonably possible following such termination), an Environmental Assessment of the Premises by a competent and experienced environmental engineer or engineering firm reasonably satisfactory to Landlord (pursuant to a contract approved by Landlord and providing that Landlord can rely on the Environmental Assessment), which (i) evidences that the Premises are in a clean and safe condition and free and clear of any Hazardous Materials brought onto the Project by Tenant or a Tenant Party; and (ii) includes a review of the Premises by an environmental consultant for asbestos, mold, fungus, spores, and other moisture conditions, on-site chemical use, and lead-based paint. If such Environmental Assessment reveals that remediation or Clean-up is required under any Environmental Laws, Tenant shall submit a remediation plan prepared by a recognized environmental consultant and shall be responsible for all costs of remediation and Clean-up, as more particularly provided in Section 5.3, above.

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15.4 Condition of the Building and Premises Upon Surrender. In addition to the above requirements of this Article 15, upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, surrender the Premises and Building such that the same are in compliance with all Applicable Laws (provided that Tenant will not be required to perform legal compliance upgrades which are subject to so called “grandfathering” provisions or which would not be triggered absent pulling a permit for construction) and with Tenant having complied with all of Tenant’s obligations under this Lease, including those relating to improvement, repair, maintenance, compliance with law, testing and other related obligations of Tenant set forth in Article 7 of this Lease. In the event that the Building and Premises shall be surrendered in a condition which does not comply with the terms of this Section 15.4, because Tenant failed to comply with its obligations set forth in Lease, then following thirty (30) days notice to Tenant, during which thirty (30) day period Tenant shall have the right to cure such noncompliance, Landlord shall be entitled to expend all reasonable costs in order to cause the same to comply with the required condition upon surrender and Tenant shall immediately reimburse Landlord for all such costs upon notice and Tenant shall be deemed during the period that Tenant or Landlord, as the case may be, perform obligations relating to the Surrender Improvements to be in holdover under Article 16 of this Lease.

16. HOLDING OVER If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term. If Tenant holds over after the expiration of the Lease Term of earlier termination thereof, without the express or implied consent of Landlord, such tenancy shall be deemed to be a tenancy by sufferance only, and shall not constitute a renewal hereof or an extension for any further term. In either case, Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy or tenancy by sufferance, as the case may be, shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any lost profits to Landlord resulting therefrom.

17. ESTOPPEL CERTIFICATES Within ten (10) business days following a request in writing by Landlord (“Initial Estoppel Request Period”), Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit D, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Project, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s mortgagee or prospective mortgagee. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If Tenant fails to deliver such estoppel certificate prior to the expiration of the Initial Estoppel Request Period, then Landlord shall provide written notice of the same to Tenant pursuant to Section 19.1.4 or Section 19.1.2, as applicable, below, and Tenant shall thereafter deliver such certificate to Landlord within the time period for cure set forth in such applicable Section. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception. Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that “controls” Tenant or is otherwise an “affiliate” of Tenant, as those terms are defined in Section 14.8 of this Lease) is publicly traded on a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant

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or with entities which are otherwise Affiliates of Tenant), then Tenant’s obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

18. SUBORDINATION This Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto (collectively, the “Superior Holders”); provided, however, that in consideration of and a condition precedent to Tenant’s agreement to subordinate this Lease to any future mortgage, trust deed or other encumbrances, shall be the receipt by Tenant of a commercially reasonable subordination non-disturbance and attornment agreement from such Superior Holder, which requires such Superior Holder to accept this lease, and not to disturb tenant’s possession, so long as an event of default has not occurred and be continuing (a “SNDAA”) executed by Landlord and the appropriate Superior Holder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord, execute such further commercially reasonable instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

19. DEFAULTS; REMEDIES

19.1 Events of Default. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due unless such failure is cured within five (5) business days after written notice of such failure; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1.2, any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

19.1.3 Abandonment or vacation of all or a substantial portion of the Premises by Tenant; or

19.1.4 The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease or the Tenant Work Letter where such failure continues for more than five (5) business days after notice from Landlord (which, as it applies to Article 17, only if Landlord is required to provide the estoppel certificate in order to consummate any sale, financing or third party transaction, and otherwise Section 19.1.2 shall apply).

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19.1.5 The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by law.

19.2 Remedies Upon Default. Upon the occurrence of any event of default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of the unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Notwithstanding anything to the contrary in this Lease, in no event may Landlord recover, collect, or claim from Tenant any cost, expense, charge, fee, or other amount arising from the cost to construct the Tenant Improvements or the Base Building Improvements, including without limitation any construction, materials, or labor costs associated therewith and the Landlord’s performance thereof; provided, however, although the amount of Base Rent set forth in this Lease (as the same may be increased) was agreed upon by Landlord and Tenant taking into account the cost to construct the Base Building Improvements and the Tenant Improvement Allowance (and other allowances), in no event shall the amount of Base Rent and Additional Rent (including without limitation Direct Expenses) paid (or to be paid) by Tenant during the Lease Term be deemed to be a cost to construct the Tenant Improvements or the Base Building Improvements.

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

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19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, above, or any law or other provision of this Lease), without prior demand or notice except as required by applicable law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4 Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any law to redeem or reinstate this Lease.

19.5 Landlord Default.

19.5.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.5.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date and required by this Lease, which substantially interferes with Tenant’s use of the Premises, or (ii) any failure to provide services, utilities or access to the Premises as required by this Lease, each as a direct result of Landlord’s negligence or willful misconduct or caused by an event covered by Articles 11 or 13 of this Lease (and except to the extent such failure is caused in whole or in part by the action or inaction of Tenant) (either such set of circumstances as set forth in items (i) or (ii), above, to be known as an “Abatement Event”), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for ten (10) consecutive business days after Landlord’s receipt of any such notice (the “Eligibility Period”) and Landlord does not diligently commence and pursue to completion the remedy of such Abatement Event, then the Base Rent, Tenant’s Share of Direct Expenses, and Tenant’s obligation, if any, to pay for parking (to the extent not utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use for the normal conduct of Tenant’s business, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not effectively conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Direct Expenses for the entire Premises and Tenant’s obligation to pay for parking shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent

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allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. To the extent an Abatement Event is caused by an event covered by Articles 5, 11 or 13 of this Lease, then Tenant’s right to abate rent shall be governed by the terms of such Article 5, 11 or 13, as applicable, and the Eligibility Period shall not be applicable thereto. Such right to abate Base Rent and Tenant’s Share of Direct Expenses shall be Tenant’s sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event. Except as expressly provided in this Lease, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20. COVENANT OF QUIET ENJOYMENT Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

21. LETTER OF CREDIT

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord on or before September 8, 2021, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease, an unconditional, clean, irrevocable negotiable standby letter of credit (the “L-C”) in the amount set forth in Section 8 of the Summary (the “L-C Amount”), in the form attached hereto as Exhibit G, payable in the City of San Diego, California, running in favor of Landlord, drawn on a bank (the “Bank”) reasonably approved by Landlord and which Bank at a minimum must have a rating from Standard and Poors Corporation of A- or better (or any equivalent rating thereto from any successor or substitute rating service selected by Landlord) and a letter of credit issuer rating from Moody’s Investor Service of A3 or better (or any equivalent rating thereto from any successor rating agency thereto) (the “Credit Rating Threshold”), and otherwise conforming in all respects to the requirements of this Article 21, including, without limitation, all of the requirements of Section 21.2 below, all as set forth more particularly hereinbelow. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining and maintaining the L-C. In the event of an assignment by Tenant of its interest in the Lease (and irrespective of whether Landlord’s consent is required for such assignment), the acceptance of any replacement or substitute letter of credit by Landlord from the assignee shall be subject to Landlord’s prior written approval, in Landlord’s reasonable discretion, and the attorney’s fees incurred by Landlord in connection with such determination shall be payable by Tenant to Landlord within ten (10) days of billing.

21.2 In General. The L-C shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Tenant further covenants and warrants as follows:

21.2.1 Landlord Right to Transfer. The L-C shall provide that Landlord, its successors and assigns, may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in the Building, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer, and Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

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21.2.2 No Assignment by Tenant. Tenant shall neither assign nor encumber the L-C or any part thereof. Neither Landlord nor its successors or assigns will be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance by Tenant in violation of this Section.

21.2.3 Replenishment. If, as a result of any drawing by Landlord on the L-C pursuant to its rights set forth in Section 21.3 below, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) days thereafter, provide Landlord with (i) an amendment to the L-C restoring such L-C to the L-C Amount or (ii) additional L-Cs in an amount equal to the deficiency, which additional L-Cs shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Section 19.1 above, the same shall constitute an incurable default by Tenant under this Lease (without the need for any additional notice and/or cure period).

21.2.4 Renewal; Replacement. If the L-C expires earlier than the date (the “LC Expiration Date”) that is one hundred twenty (120) days after the expiration of the Lease Term, Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least sixty (60) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, which new L-C shall be irrevocable and automatically renewable through the LC Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. In furtherance of the foregoing, Landlord and Tenant agree that the L-C shall contain a so-called “evergreen provision,” whereby the L-C will automatically be renewed unless at least sixty (60) days’ prior written notice of non-renewal is provided by the issuer to Landlord; provided, however, that the final expiration date identified in the L-C, beyond which the L-C shall not automatically renew, shall not be earlier than the LC Expiration Date.

21.2.5 Bank’s Financial Condition. If, at any time during the Lease Term, the Bank’s long term credit rating is reduced below the Credit Rating Threshold, or if the financial condition of the Bank changes in any other materially adverse way (either, a “Bank Credit Threat”), then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute L-C that complies in all respects with the requirements of this Article 21, and Tenant’s failure to obtain such substitute L-C within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord, or Landlord’s then managing agent, to immediately draw upon the then existing L-C in whole or in part, without notice to Tenant, as more specifically described in Section 21.3 below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.3 Application of Letter of Credit. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C as protection for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of any breach or default by Tenant under this Lease. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C (provided that if the amount to be drawn by Landlord is greater than the amount of all losses and damages Landlord may suffer (or which Landlord reasonably estimates that it may suffer) as a result of such breach or default by Tenant, then the amount drawn by Landlord must be reasonable under the then circumstances) if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the LC Expiration Date, or (E) a Bank Credit Threat or Receivership (as such term is defined in Section 21.6.1 below) has occurred and Tenant has failed to comply with the requirements of either Section 21.2.5 above or 21.6 below, as applicable. If Tenant shall breach any provision of this Lease or otherwise be in default hereunder or if any of the foregoing events identified in Sections 21.3(B) through (E) shall have occurred, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, and the proceeds may be applied by Landlord (i) to cure any breach or default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default, (ii)

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against any Rent payable by Tenant under this Lease that is not paid when due and/or (iii) to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (a) the L-C constitutes a separate and independent contract between Landlord and the Bank, (b) Tenant is not a third party beneficiary of such contract, (c) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (d) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U.S. Bankruptcy Code or otherwise.

21.4 Letter of Credit not a Security Deposit. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or any proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the L-C is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

21.5 Proceeds of Draw. In the event Landlord draws down on the L-C pursuant to Section 21.3(D) or (E) above, the proceeds of the L-C may be held by Landlord and applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease. Any unused proceeds shall constitute the property of Landlord and need not be segregated from Landlord’s other assets. Tenant hereby (i) agrees that (A) Tenant has no property interest whatsoever in the proceeds from any such draw, and (B) such proceeds shall not be deemed to be or treated as a “security deposit” under the Security Deposit Law, and (ii) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Landlord agrees that the amount of any proceeds of the L-C received by Landlord, and not (a) applied against any Rent payable by Tenant under this Lease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease (the “Unused L-C Proceeds”), shall be paid by Landlord to Tenant (x) upon receipt by Landlord of a replacement L-C in the full L-C Amount, which replacement L-C shall comply in all respects with the requirements of this Article 21, or (y) within thirty (30) days after the LC Expiration Date; provided, however, that if prior to the LC Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the Unused L-C Proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.6 Bank Placed Into Receivership.

21.6.1 Bank Placed Into Receivership. In the event the Bank is placed into receivership or conservatorship (any such event, a “Receivership”) by the Federal Deposit Insurance Corporation or any successor or similar entity (the “FDIC”), then, effective as of the date such Receivership occurs, the L-C shall be deemed to not meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such Receivership (the “LC Replacement Notice”), Tenant shall replace the L-C with a substitute L-C from a different issuer reasonably acceptable to Landlord and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with a substitute L-C from a different issuer pursuant to the terms and conditions of

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this Section 21.6.1, then, notwithstanding anything in this Lease to the contrary, Landlord shall have the right, at Landlord’s option, to either (i) declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period), in which event, Landlord shall have the right to pursue any and all remedies available to it under this Lease and at law, including, without limitation, treating any Receivership as a Bank Credit Threat and exercising Landlord’s remedies under Section 21.2.5 above, to the extent possible pursuant to then existing FDIC policy; or (ii) elect to increase the Base Rent due and owing under the terms of this Lease pursuant to the terms and conditions of Section 21.6.2, below. Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.6.2 FAILURE TO REPLACE L-C; LIQUIDATED DAMAGES. IN THE EVENT THAT TENANT FAILS TO REPLACE THE L-C PURSUANT TO, AND WITHIN THE TIME PERIODS SET FORTH IN, SECTION 21.6.1 OF THIS LEASE, ABOVE, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TEN PERCENT (110%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE THAT OCCURS TEN (10) DAYS FOLLOWING THE DATE TENANT RECEIVES THE LC REPLACEMENT NOTICE AND ENDING ON THE EARLIER TO OCCUR OF (I) THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, OR (II) THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE. IN THE EVENT THAT TENANT FAILS, DURING SUCH NINETY (90) DAY PERIOD FOLLOWING THE DATE OF THE LC REPLACEMENT NOTICE, TO CAUSE THE REPLACEMENT L-C TO BE DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, THEN TENANT’S MONTHLY INSTALLMENT OF BASE RENT SHALL BE INCREASED TO ONE HUNDRED TWENTY-FIVE PERCENT (125%) OF ITS THEN EXISTING LEVEL DURING THE PERIOD COMMENCING ON THE DATE WHICH IS NINETY (90) DAYS AFTER THE DATE OF SUCH LC REPLACEMENT NOTICE AND ENDING ON THE DATE SUCH REPLACEMENT L-C IS DELIVERED TO LANDLORD PURSUANT TO THE TERMS OF SECTION 21.6.1, PROVIDED, HOWEVER, THAT THE TOTAL AGGREGATE AMOUNT OF BASE RENT PAID BY TENANT IN EXCESS OF THE AMOUNT OF BASE RENT THAT TENANT WOULD HAVE PAID HAD SUCH L-C REPLACEMENT FAILURE NEVER OCCURRED SHALL IN NO EVENT EXCEED THE L-C AMOUNT. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY LANDLORD AS A RESULT OF TENANT’S FAILURE TO TIMELY REPLACE THE L-C FOLLOWING THE LC REPLACEMENT NOTICE AS REQUIRED IN SECTION 21.6.1, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS LEASE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION 21.6.2 REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH LANDLORD WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT WAIVE OR AFFECT LANDLORD’S RIGHTS AND TENANT’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS LEASE. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTION 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTION 1671. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION 21.6.2.

___________________ LANDLORD’S INITIALS	___________________ TENANT’S INITIALS

21.7 Failure to Timely Delivery Letter of Credit; Landlord Remedies. Without limitation of any remedies available to Landlord under this Lease or Applicable Law, in the event that Tenant shall fail to deliver the L-C on or before September 30, 2021, at Landlord’s sole option, Landlord shall have the right, upon notice to Tenant, to terminate this Lease.

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22. COMMUNICATIONS AND COMPUTER LINE Tenant may install, maintain, replace, remove or use any communications or computer wires and cables serving the Premises (collectively, the “Lines”), provided that Tenant shall obtain Landlord’s prior written consent, use an experienced and qualified contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease. Tenant shall pay all costs in connection therewith. Landlord reserves the right, upon notice to Tenant prior to the expiration or earlier termination of this Lease, to require that Tenant, at Tenant’s sole cost and expense, remove any Lines located in or serving the Premises prior to the expiration or earlier termination of this Lease.

23. SIGNS

23.1 Exterior Signage. Subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, at its sole cost and expense (but without payment of Rent or other fee in lieu of Rent for such signage (other than Direct Expenses to the extent allowed pursuant to the terms of Article 4 of this Lease)), may install identification signage (i) on the interior of the Building (including interior directional, lobby and/or directory signage), (ii) exterior Building top signage, and (iii) one signage strip on the monument sign serving the Building facing Director’s Place (collectively, “Tenant Signage”); provided, however, in no event shall Tenant’s Signage include an “Objectionable Name,” as that term is defined in Section 23.3, of this Lease. All such signage shall be subject to Tenant’s obtaining all required governmental approvals. All permitted signs shall be maintained by Tenant at its expense in a first-class and safe condition and appearance. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of its signs at Tenant’s sole cost and expense. The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location of Tenant’s Signage (collectively, the “Sign Specifications”) shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and shall be consistent and compatible with the quality and nature of the Project. Tenant hereby acknowledges that, notwithstanding Landlord’s approval of Tenant’s Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant’s Signage. In the event Tenant does not receive the necessary governmental approvals and permits for Tenant’s Signage, Tenant’s and Landlord’s rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

23.2 Objectionable Name. Tenant’s Signage shall not include a name or logo which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise reasonably offend a landlord of the Comparable Buildings (an “Objectionable Name”). The parties hereby agree that the following name, or any reasonable derivation thereof, shall be deemed not to constitute an Objectionable Name: “Sorrento Therapeutics.”

23.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

23.4 Termination of Right to Tenant’s Signage. The rights contained in this Article 23 shall be personal to Original Tenant and its Permitted Assignee, and may only be exercised and maintained by such parties (and not any other assignee, sublessee or other transferee of the Original Tenant’s interest in this Lease) to the extent (x) they are not in default under this Lease (beyond any applicable notice and cure period) and (y) if they occupy the entire Premises.

24. COMPLIANCE WITH LAW Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”). At its sole cost and expense, Tenant shall promptly comply with any Applicable Laws which relate to (i) Tenant’s use of the Premises, (ii) any Alterations made by Tenant to the Premises, and, after their construction, any Tenant Improvements in the Premises, or (iii) the Base Building, but as to the Base Building, only to the extent such

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obligations are triggered by Alterations made by Tenant to the Premises to the extent such Alterations are not normal and customary improvements for the Permitted Use, or triggered by the Tenant Improvements to the extent such Tenant Improvements are not normal and customary improvements for the Permitted Use, or triggered by Tenant’s use of the Premises for non Permitted Use (collectively, “Tenant’s Compliance Obligations”). Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant and Landlord each agree, at each such party’s sole cost and expense, to comply promptly with such standards or regulations applicable to each such party. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Building and Premises as are required to comply with Tenant’s Compliance Obligations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding anything to the contrary in this Article 24, Landlord covenants to comply with the “Landlord Initial Compliance Obligations,” as that term is defined in the Tenant Work Letter, as of the Lease Commencement Date, and Landlord shall be responsible to promptly cure, at its sole cost, any noncompliance of the Premises as of the Lease Commencement Date with such foregoing covenant. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 below, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord’s option, either perform such repairs at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

25. LATE CHARGES If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any reasonable attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord and Tenant shall reasonably agree upon if such rate ceases to be published) plus four (4) percentage points, and (ii) the highest rate permitted by applicable law (the “Default Rate”).

26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1 Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1.2, above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any

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such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

26.2 Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all reasonable legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

27. ENTRY BY LANDLORD Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant (which shall not be less than twenty-four (24) hours except in the case of an emergency) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, or to current or prospective mortgagees, ground or underlying lessors or insurers or, during the last twelve (12) months of the Lease Term, to prospective tenants; (iii) post notices of nonresponsibility (to the extent applicable pursuant to then applicable law); or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building’s systems and equipment. Landlord may make any such entries without the abatement of Rent, except as otherwise provided in Section 19.5.2 of this Lease, and may take such reasonable steps as required to accomplish the stated purposes. Landlord shall use commercially reasonable efforts to minimize interference with the conduct of Tenant’s business in connection with such entries into the Premises. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. To the extent reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs under this Lease and Tenant shall not have any right to terminate this Lease or abate Rent (except as otherwise provided in Section 19.5.2 of this Lease) or assert a claim of partial or constructive eviction because of any such closure (provided that Landlord shall perform any such repairs outside of normal business hours to the extent reasonably possible). Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

28. TENANT PARKING Tenant shall have the right to, at no additional rent or cost to Tenant (other than such costs and expenses include in Direct Expenses), use the parking set forth in Section 9 of the Summary, in the Building’s subterranean parking garage and the Project’s surface parking lot with approximately 463 parking spaces, including 26 electric vehicle stalls (the “Parking Facilities”). Tenant shall abide by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking passes are located (including any sticker or other identification system established by Landlord and the prohibition of vehicle repair and maintenance activities in the parking facilities), and shall cooperate in seeing that Tenant’s employees and visitors also comply with such rules and regulations. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities.

29. MISCELLANEOUS PROVISIONS

29.1 Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2 Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of

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Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building or Project require a modification of this Lease, which modification will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are reasonably required therefor and to deliver the same to Landlord within ten (10) business days following a request therefor. At the request of Landlord or any mortgagee or ground lessor, Tenant agrees to execute a short form of Lease and deliver the same to Landlord within ten (10) business days following the request therefor.

29.5 Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer and such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit (provided Landlord transfers the Security Deposit to such transferee), and Tenant shall attorn to such transferee.

29.6 Prohibition Against Recording. Except as provided in Section 29.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7 Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10 Time of Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

29.11 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

29.12 No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the

-42-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

29.13 Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Project or (b) the equity interest Landlord would have in the Project if the Project were encumbered by third-party debt in an amount equal to seventy percent (70%) of the value of the Project, including any net sales or insurance proceeds received by Landlord or the Landlord Parties in connection with the Project, Building or Premises. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring, or loss to inventory, scientific research, scientific experiments, laboratory animals, products, specimens, samples, and/or scientific, business, accounting and other records of every kind and description kept at the premises and any and all income derived or derivable therefrom. . Notwithstanding anything to the contrary set forth in this Lease, in no event shall Tenant be liable to Landlord for any consequential or remote damages, except for (i) consequential damages expressly provided for in Article 16 of the Lease with regard to Tenant’s failure to timely surrender the Premises to Landlord and (ii) damages caused to Landlord as a result of Tenant’s breach of the terms and conditions of Section 5.3 of this Lease, above. In no event shall any damages expressly provided for in Section 19.2.1 above be deemed consequential or remote damages.

29.14 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16 Force Majeure. Notwithstanding anything to the contrary contained in this Lease, any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, including without limitation governmental delays in the issuance of contraction permits beyond the reasonably anticipated time period for similar construction projects in the city of San Diego, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

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29.17 Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18 Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 10 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) three (3) days after the date it is posted if sent by Mail, (ii) the date the telecopy is transmitted, (iii) the date the overnight courier delivery is made, or (iv) the date personal delivery is made. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

HCP Life Science REIT, Inc.
c/o HCP, Inc.
420 Stevens Avenue, Suite 170
Solana Beach, California 92075
Attention: Mike Dorris

with a copy to:

HCP Life Science REIT, Inc.
c/o HCP, Inc.
1920 Main Street, Suite 1200
Irvine, CA 92614
Attn: Legal Department

and

Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attention: Anton N. Natsis, Esq.

29.19 Joint and Several. If there is more than one tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20 Authority. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so. In such event, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority and, if a corporation, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (i) good standing in Tenant’s state of incorporation and (ii) qualification to do business in the State of California.

29.21 Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

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29.22 Governing Law; JUDICIAL REFERENCE. This Lease shall be construed and enforced in accordance with the laws of the State of California. If the jury waiver provisions of this Section 29.22 are not enforceable under California law, then the following provisions shall apply. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter - except for copies ordered by the other parties - shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 29.21 above. The venue of the proceedings shall be in the county in which the Premises are located. Within ten (10) days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 29.22, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the referee sections. If the parties are unable to agree upon a referee within such ten (10) day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the referee sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from JAMS, the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in the referee sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this lease. The referee shall not, however, have the power to award punitive damages, nor any other damages which are prohibited by the express provisions of this Lease, and the parties hereby waive any right to recover any such damages. The parties shall be entitled to conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 29.22. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than six (6) months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within nine (9) months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the Superior Court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Section 29.22 shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

29.23 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

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29.24 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 29.24 shall survive the expiration or earlier termination of the Lease Term. Landlord will pay the Brokers any commission due as a result of this Lease pursuant to a separate agreement.

29.25 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26 Project or Building Name, Address and Signage. Subject to Tenant’s rights set forth in Section 23.1, above, Landlord shall have the right at any time to change the name and/or address of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord.

29.27 Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants , potential transferees, purchasers, investors, brokers and as required by applicable law.

29.29 Development of the Project.

29.29.1 Subdivision. Landlord reserves the right to subdivide all or a portion of the buildings and Common Areas. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from a subdivision and any all maps in connection therewith. Notwithstanding anything to the contrary set forth in this Lease, the separate ownership of any buildings and/or Common Areas by an entity other than Landlord shall not affect the calculation of Direct Expenses or Tenant’s payment of Tenant’s Share of Direct Expenses.

29.29.2 Construction of Property and Other Improvements. Tenant acknowledges that portions of the Project may be under construction following Tenant’s occupancy of the Premises, and that such construction may result in levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction.

29.30 No Violation. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant shall protect, defend, indemnify and hold Landlord harmless against any claims, demands, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, arising from Tenant’s breach of this warranty and representation.

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29.31 Transportation Management. Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Project and/or the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. Such programs may include, without limitation: (i) restrictions on the number of peak-hour vehicle trips generated by Tenant; (ii) increased vehicle occupancy; (iii) implementation of an in-house ridesharing program and an employee transportation coordinator; (iv) working with employees and any Project, Building or area-wide ridesharing program manager; (v) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to rideshare; and (vi) utilizing flexible work shifts for employees.

(signature page to follow)

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD: HCP LIFE SCIENCE REIT, INC., a Maryland corporation By: /s/ Mike Dorris Its: Senior Vice President

TENANT:

SORRENTO THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Henry Ji

           Henry Ji
Print Name

Its: ________________________________

By: _______________________________

___________________________________
Print Name

Its: ________________________________

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EXHIBIT A

SORRENTO GATEWAY

OUTLINE OF PREMISES

[ATTACHED]

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NORTH

HEALTHPEAK
4930 DIRECTORS PLACE

LEVEL P3

SCALE: 1" = 40'-0"

08/12/21

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CA
CA
CA
CA
CA
CA
CA
CA
CA
CA
NORTH

HEALTHPEAK
4930 DIRECTORS PLACE

LEVEL P2

SCALE: 1" = 40'-0"

08/12/21

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CA
CA
CA
CA
CA
CA
CA
CA
CA
CA
CA
NORTH

HEALTHPEAK
4930 DIRECTORS PLACE

LEVEL P1

SCALE: 1" = 40'-0"

08/12/21

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FITNESS
(FITNESS LOCATED OUT OF PLAN VIEW)
CAFE
TENANT PREMISES
NORTH

HEALTHPEAK
4930 DIRECTORS PLACE

LEVEL 01
SCALE: 1" = 40'-0"

08/12/21

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TENANT PREMISES
NORTH

HEALTHPEAK
4930 DIRECTORS PLACE

LEVEL 05

SCALE: 1" = 40'-0"

08/12/21

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EXHIBIT A-1

SORRENTO GATEWAY

PROJECT SITE PLAN

FITNESS
CAFE
4930 DIRECTORS PLACE
SAN DIEGO, CA 92121
DIRECTORS PLACE
NORTH

HEALTHPEAK
4930 DIRECTORS PLACE

PROJECT SITE

SCALE: 1" = 100'-0"

08/12/21

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EXHIBIT B

SORRENTO GATEWAY

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of “this Lease” shall mean the relevant portion of Articles 1 through 29 of the Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

Section 1

LANDLORD’S INITIAL CONSTRUCTION OF THE BASE BUILDING IMPROVEMENTS

1.1 Construction of Base Building Improvements. Landlord shall construct, at its sole cost and expense, in a good workmanlike manner and without deduction from the Tenant Improvement Allowance, the Base Building improvements (the “Base Building Improvements”), generally as depicted in Schedule 1, attached hereto (the “Base Building Plans”), subject to Landlord Minor Changes, as that term is defined herein below. Landlord hereby reserves the right to modify each Base Building Improvements and the Base Building Plans, provided that such modifications (A) are required to comply with Applicable Laws, (B) will not (i) materially and adversely affect Tenant’s Permitted Use of the Premises and the Project or materially increase the cost of the Tenant Improvements or decrease the functionality of the Tenant Improvements, (ii) result in the use of materials, systems or components which are not of a materially equivalent or better quality than the materials, systems and components set forth in the Base Building Plans, or in the Lease, or (iii) materially modify the layout, features, amenities, or square footage of the Premises, or (C) pertain to portions of the Project located outside of the Buildings (collectively, “Landlord Minor Changes”). All Base Building Improvements, Common Area improvements, and Landlord Minor Changes shall be at Landlord’s expense without reimbursement from Tenant and shall not be charged against the Tenant Improvement Allowance or included in Operating Expenses. The Base Building Improvements, as well as the Common Areas (including the so-called “path of travel”) will be constructed in a good and workmanlike manner, and in compliance with Applicable Laws for unoccupied space as of the date of Substantial Completion of the Base Building Improvements, including without limitation Title 24 and laws enacted under the Americans with Disabilities Act (the “ADA”), to the extent required to allow Tenant, subject to the construction of the Tenant Improvements in accordance with Applicable Laws, to obtain a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use. The parties acknowledge that the construction of the Base Building Improvements and the Tenant Improvements will be happening concurrently in order to expedite completion of the Premises as required for Tenant’s occupancy. In the event any legal compliance obligation arises during such combined construction period (whether triggered by Landlord’s or Tenant’s work), for purposes of determining whether Landlord or Tenant is responsible for such legal compliance obligation, it will be assumed that the Base Building Improvements were completed prior to the Tenant Improvements and any legal compliance obligation that would have been required in connection with the completion of the Base Building Improvements will be Landlord’s responsibility. In the event the Base Building Improvements or Common Areas do not comply with Applicable Laws, and such failure (a) prevents Tenant from obtaining any “Permits,” as defined in Section 3.4, below, (b) prevents Tenant from obtaining a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use, subject to the construction of the Tenant Improvements in accordance with Applicable Laws, (c) materially affects the safety of Landlord’s or Tenant’s employees or agents at the Project, or creates a material health hazard for Landlord’s or Tenant’s employees or agents at the Project, (d) materially and adversely affect Tenant’s ability to perform its obligations under this Lease, or (e) materially prevents Landlord from constructing the Tenant Improvements, Landlord shall cause the Base Building Improvements or Common Areas, as applicable, to comply with Applicable Laws, at Landlord’s sole cost (which cost will not be charged against the Tenant Improvement Allowance or included in Operating Expenses).

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1.2 Ready For TI Condition. The “Ready For TI Condition” shall occur at such time as the Premises are in the condition set forth on Schedule 2, attached hereto (“Landlord Initial Compliance Obligations”). The Landlord Initial Compliance Obligations shall be performed at Landlord’s expense without reimbursement from Tenant, and shall not be charged against the Tenant Improvement Allowance. The date the Premises are in the Ready For TI Condition is the “Ready For TI Date,” provided, however, that if a Tenant BB Delay occurs, then the Ready For TI Date shall be deemed to occur on the date the Ready For TI Date would have occurred but for Tenant BB Delays.

1.3 Final Condition. The “Final Condition” of the Building shall mean that the Landlord Initial Compliance Obligations have been completed and the Base Building Improvements have been substantially completed in accordance with the Base Building Plans (as the same may be modified in accordance with the terms and conditions of this Tenant Work Letter), with the exception of any punch list items (the “Base Building Punch List Items”). The date that Landlord causes the Final Condition to occur shall be referred to as the “Final Condition Date;” provided, however, that if a Tenant BB Delay occurs, then the Final Condition Date shall be deemed to occur on the date the Final Condition would have occurred but for Tenant BB Delays.

1.4 Tenant BB Delay. As used herein, the term “Tenant BB Delay” shall mean actual delays caused by (i) the failure of Tenant to timely approve or disapprove any matter requiring Tenant’s approval relating to the construction of the Base Building Improvements; provided that if there is not a specific timeline for response set forth in this Lease, it shall be timely if Tenant responds within five (5) business days; (ii) unreasonable (when judged in accordance with industry custom and practice) interference by Tenant, its agents or Tenant Parties (except as otherwise allowed by this Tenant Work Letter) with the substantial completion of the Base Building Improvements and which objectively preclude or delay the construction of the Base Building Improvements, after Landlord has provided written notice of such interference, and (iii) any delays caused by Tenant’s physical alteration of the items of the Base Building Improvements on any floor of the Premises (such altered item shall be a “TI Item”), which altered TI Item interferes with Landlord’s ability to cause the substantial completion of the Base Building Improvements, so long as Landlord has provided Tenant with written notice of such interference; provided that to the extent Landlord reasonably determines that the altered or unconstructed TI Item will delay the substantial completion of the Base Building Improvements, Landlord may (in addition to all other rights and remedies under this Lease), upon prior notice to Tenant, modify such altered TI Item, and deduct the cost thereof (as reasonably determined by Landlord) from the Tenant Improvement Allowance, in a manner necessary for Landlord to cause the substantial completion of the Base Building Improvements.

Section 2

TENANT IMPROVEMENT ALLOWANCE; ADDITIONAL TENANT IMPROVEMENT ALLOWANCE

2.1 Tenant Improvement Allowance; Additional Tenant Improvement Allowance.

2.1.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount set forth in Section 5 of the Summary for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Premises (the “Tenant Improvements”), except as otherwise provided herein. Except as set forth herein, in no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. In the event that the Tenant Improvement Allowance is not fully utilized by Tenant on or before the date that occurs twelve (12) months following the Lease Commencement Date, then such unused amounts shall revert to Landlord, and Tenant shall have no further rights with respect thereto. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease and Tenant shall not be required to remove the Tenant Improvements upon the expiration of earlier termination of the Lease Term. “Tenant Improvements” shall not include any Tenant trade fixtures, equipment, or Tenant personal property.

2.1.2 Additional Tenant Improvement Allowance. Subject to the terms and conditions set forth in this Section 2.1.2, and Sections 2.1.3 and 2.1.4, below, as applicable, Tenant shall be entitled to increase the Tenant Improvement Allowance (collectively, the “Additional Tenant Improvement Allowance”) by $25.00 per rentable

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square foot of the Premises (i.e., $4,080,125.00 based upon 163,205 rentable square feet in the Premises), resulting in a total amount of the Tenant Improvement Allowance plus the Additional Tenant Improvement Allowance not to exceed Thirty-Five Million Eighty-Nine Thousand Seventy-Five and 00/100 Dollars ($35,089,075.00), pursuant to a notice delivered to Landlord on or before the Lease Commencement Date. In the event that the Additional Tenant Improvement Allowance is not fully disbursed by Landlord on behalf of Tenant on or before the date that occurs twelve (12) months following the Lease Commencement Date, then Tenant shall have no further rights with respect thereto. In the event Tenant exercises its right to use all or any portion of the Additional Tenant Improvement Allowance, the monthly Base Rent for the Premises shall be increased as follows.

2.1.2.1 Additional Monthly Base Rent. If Tenant exercises its right to use any portion of the Additional Tenant Improvement Allowance, the monthly Base Rent for the Premises shall be increased by an amount equal to the “Additional Monthly Base Rent,” as that term is defined below, in order to repay such Additional Tenant Improvement Allowance to Landlord. The “Additional Monthly Base Rent” shall be determined as the missing component of an annuity, which annuity shall have (w) the amount of the Additional Tenant Improvement Allowance which Tenant actually utilizes as the present value amount, (x) the number of monthly rental payments that Tenant shall be required to make during the then-remaining term of Tenant’s lease of the Premises as the number of payments (excluding the Base Rent Abatement Period), (y) sixty-seven hundredths (.67), which is equal to eight percent (8%) divided by twelve (12) months per year, as the monthly interest factor and (z) the Additional Monthly Base Rent as the missing component of the annuity. Landlord and Tenant acknowledge that the Additional Tenant Improvement Allowance may be requested by Tenant, and paid to Tenant, in multiple disbursements, and the parties shall follow the distribution process set forth in Section 2.1.3 and/or Section 2.1.4, below, as applicable, for each such disbursement.

2.1.3 Distribution of Additional Tenant Improvement Allowance Prior to Substantial Completion of the Premises. If Tenant elects to utilize all or a portion of the Additional Tenant Improvement Allowance prior to the substantial completion of the Tenant Improvements, then (i) all references in this Tenant Work Letter to the “Tenant Improvement Allowance”, shall be deemed to include the Additional Tenant Improvement Allowance which Tenant actually utilizes, (ii) the parties shall promptly execute an amendment (the “Pre-SC Amendment”) to this Lease setting forth the new amount of the Base Rent and Tenant Improvement Allowance computed in accordance with Section 2.1.2 and this Section 2.1.3, (iii) Tenant shall deliver to Landlord, concurrently with Tenant’s execution and delivery of the Pre-SC Amendment to Landlord, a new L-C or an amendment to the existing L-C, in the form attached to this Lease as Exhibit G and subject to the terms and conditions of Article 21 of the Lease, in an amount equal to (or increasing the then existing L-C Amount by) one and one-half times the Additional Monthly Base Rent (as applicable, the “Additional LOC Amount”), and (iv) the additional amount of monthly Base Rent owing in accordance with Section 2.1.2, above, for the first full month of the Lease Term shall be paid by Tenant to Landlord at the time of Tenant’s execution of the Pre-SC Amendment.

2.1.4 Distribution of Additional Tenant Improvement Allowance Following Substantial Completion of the Premises. If Tenant elects to utilize all or a portion of the Additional Tenant Improvement Allowance following the substantial completion of the Tenant Improvements, then (i) all improvements to be constructed with such Additional Tenant Improvement Allowance (the “Additional Improvements”) shall be constructed pursuant to the terms of Article 8 of the Lease, provided that (A) the Additional Tenant Improvement Allowance shall be distributed pursuant to Landlord’s standard disbursement procedures, and (B) Landlord shall receive the PMA Fee with respect to such Additional Improvements, (ii) the parties shall promptly execute an amendment (the “Post-SC Amendment”) to this Lease setting forth the new amount of the Base Rent and Additional Tenant Improvement Allowance, and (iii) Tenant shall deliver to Landlord, concurrently with Tenant’s execution and delivery of the Post-SC Amendment, a L-C or an amendment to the existing L-C, in the form attached to the Lease as Exhibit G and subject to the terms and conditions of Article 21 of the Lease, in the Additional LOC Amount (which Additional LOC Amount shall be subject to reduction under the terms of Article 21 of the Lease), and (iv) the additional amount of monthly Base Rent owing in accordance with Section 2.1.2, above, for the first month following the anticipated date of disbursement shall be paid by Tenant to Landlord at the time of Tenant’s execution of the Post-SC Amendment.

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2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord’s disbursement process) only for the following items and costs (collectively, the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter, which fees shall, notwithstanding anything to the contrary contained in this Tenant Work Letter, not exceed an aggregate amount equal to $20.00 per rentable square foot of the Premises, and payment of the third-party out-of-pocket fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The hard and soft cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building Improvements when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the “Code”); unless such changes are due to the failure of the Base Building or Landlord Initial Compliance Obligations to comply with the Code upon substantial completion of the Base Building Improvements, in which case Landlord will pay such cost without deduction from the Tenant Improvement Allowance;

2.2.1.6 The cost of Tenant’s Signage;

2.2.1.7 The cost of the “PMA Fee,” as that term is defined in Section 4.3.2 of this Tenant Work Letter;

2.2.1.8 The cost of Tenant’s project manager;

2.2.1.9 Sales and use taxes and Title 24 fees; and

2.2.1.10 The cost of installing Tenant’s telephone and data cabling and other IT expenses in the Premises, not exceed an aggregate amount equal to $5.00 per rentable square foot of the Premises;

2.2.1.11 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements, provided such costs have been reasonably approved by Tenant in writing in advance.

Tenant will not be charged for freight elevator use, utilities, parking, staging area (if any) use or similar fees in connection with the construction of the Tenant Improvements.

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Section 3

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Landlord shall retain the architect/space planner selected by Tenant and reasonably approved by Landlord (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1, pursuant to a contract between Landlord and the Architect, which contract shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall retain (or cause the Architect to retain) engineering consultants (the “Engineers”) mutually and reasonable approved by Landlord and Tenant (and pursuant to a contract between Landlord and the Engineers, which contract shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed) to prepare all plans and engineering working drawings; provided, however, the following engineering consultants are hereby approved by Landlord and Tenant as of the date of this Lease: Creo Engineering for HVAC design; MPE Consulting for electrical design; and Prime Structural Engineers for structural engineering. Plumbing and life safety will be performed on a “Design/Building” basis. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” Landlord shall cause the Architect and the Engineers to work directly with Tenant in order to develop the Construction Drawings. All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord’s approval. Notwithstanding the fact that Landlord is retaining the Architect and the Engineers, Tenant shall be responsible for ensuring that all elements of the design of the Construction Drawings are suitable for Tenant’s use of the Premises. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building Plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, except to the extent arising from the intentional misconduct of Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant’s waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2 Space Plan. Tenant and the Architect shall prepare the final space plan for Tenant Improvements in the Premises (collectively, the “Final Space Plan”), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver four (4) copies signed by Tenant of the Final Space Plan to Landlord for Landlord’s approval. Landlord and Tenant each acknowledge and agree that the Final Space Plan shall consist of primarily office and research laboratory uses, configured to maximize the future marketability of the Building, and that manufacturing improvements are not to be a part of the Tenant Improvements. Landlord shall advise Tenant if the Space Plan is approved or disapproved. If disapproved, then after receiving such notice of disapproval, Tenant shall cause the Architect to revise the Space Plan, taking into account the reasons for Tenant’s disapproval, and resubmit the Space Plan to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the Space Plan.

3.3 Approved Working Drawings. Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit two (2) copies signed by Tenant of the same to Landlord for Landlord’s approval. Landlord shall advise Tenant if the Final Working Drawings are approved or disapproved. If disapproved, then After receiving such notice of disapproval, Tenant shall cause the Architect and/or the Engineers to revise the Final Working Drawings, taking into account the reasons for Landlord’s disapproval, and resubmit the Final Working Drawings to Landlord for its approval. Such procedure shall be repeated as necessary until Landlord has approved the Final Working Drawings.

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3.4 Permits. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the Premises by Contractor. After approval by Landlord of the Final Working Drawings, Tenant shall promptly submit the same to the appropriate municipal authorities for all applicable building permits necessary to allow “Contractor,” as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the “Permits”) and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the Ready For TI Date. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations (other than normal and customary field modifications) in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

3.5 Change Orders.

3.5.1 Government Change Order. If Landlord determines at any time that changes in the Approved Working Drawings relating to any item of Tenant Improvements are required as a result of Applicable Law or governmental requirements, or are required at the insistence of any building inspector or similar authority whose approval is required with respect to the Substantial Completion of the Tenant Improvements (a “Government Change Order”), then Landlord shall promptly (a) advise Tenant of such circumstances and (b) cause the Approved Working Drawings to be modified by Architect accordingly and submitted to Tenant for Tenant’s information. The cost of any Government Change Order shall be added to the Cost Proposal or, if the Cost Proposal Delivery Date has already occurred, the cost shall be handled pursuant to Section 4.3.1, below.

3.5.2 Tenant Change Orders. No material changes or modifications to the Approved Working Drawings shall be made by Tenant except by a written change order signed by Landlord and Tenant. If Tenant desires any material change in the Approved Working Drawings, Tenant shall cause the Architect or the Contractor to prepare and to submit to Landlord a copy of the change order (a “Tenant Change Order”) reflecting the proposed change. Landlord shall not unreasonably withhold or condition its approval of a Tenant Change Order, and shall approve or disapprove of the same within five (5) business days after receipt thereof; provided that Landlord may withhold its consent, in its sole discretion, to any change if such change would directly or indirectly delay the Substantial Completion of the Premises; provided, further, that to the extent Tenant agrees in writing that such delay shall be deemed a Tenant Delay pursuant to Section 5.2.5 of this Tenant Work Letter, then such consent shall not be unreasonably withheld by Landlord. If Landlord disapproves a Tenant Change Order, Landlord shall notify Tenant of the revisions required, if any, that would make the Tenant Change Order acceptable to Landlord. At the time Landlord approves of a Tenant Change Order, Landlord shall provide Tenant with Landlord’s estimate of (i) the increase or decrease in the cost of the Tenant Improvements which would result from such Tenant Change Order, and (ii) the delay, if any, in the commencement or completion of the Tenant Improvements which would result from such Tenant Change Order. Landlord shall exercise reasonable care in preparing the cost and delay estimates, but such estimates will not limit Tenant’s obligation to pay for the actual increase in the cost of the Tenant Improvements resulting from the Tenant Change Order or Tenant’s responsibility for actual delays resulting from the Tenant Change Order. Within two (2) business days after receipt of the cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the Tenant Change Order. If Tenant approves of the Tenant Change Order, then Tenant and Landlord shall execute the Tenant Change Order, and the Approved Working Drawings shall be revised to incorporate the Tenant Change Order. If Tenant fails to approve the Tenant Change Order within such two (2) business days, construction of the Tenant Improvements shall proceed in accordance with the Approved Working Drawings without incorporating the Tenant Change Order.

3.5.3 Landlord Change Orders. No material changes or modifications to the Approved Working Drawings shall be made by Landlord except by a written change order signed by Landlord and Tenant. If Landlord desires any material change in the Approved Working Drawings, Landlord shall cause the Architect or the Contractor to prepare and to submit to Tenant a copy of the change order (a “Landlord Change Order”) reflecting the proposed

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change. Tenant shall not unreasonably withhold or condition its approval of a Landlord Change Order, and shall approve or disapprove of the same within five (5) business days after receipt thereof; provided that Tenant may withhold its consent, in its sole discretion, to any change if such change would directly or indirectly delay the Substantial Completion of the Premises. If Tenant disapproves a Landlord Change Order, Tenant shall notify Landlord of the revisions required, if any, that would make the Landlord Change Order acceptable to Tenant. At the time Tenant approves of a Landlord Change Order, Landlord shall provide Tenant with Landlord’s estimate of (i) the increase or decrease in the cost of the Tenant Improvements which would result from such Landlord Change Order, and (ii) the delay, if any, in the commencement or completion of the Tenant Improvements which would result from such Landlord Change Order. Within two (2) business days after receipt of the cost and delay estimates, Tenant shall notify Landlord in writing whether Tenant approves the Landlord Change Order. If Tenant approves of the Landlord Change Order, then Tenant and Landlord shall execute the Landlord Change Order, and the Approved Working Drawings shall be revised to incorporate the Landlord Change Order. If Tenant fails to approve the Landlord Change Order within such two (2) business days, construction of the Tenant Improvements shall proceed in accordance with the Approved Working Drawings without incorporating the Landlord Change Order. Landlord shall pay for the cost increase, if any, associated with a Landlord Change Order.

3.6 Time Deadlines. Each party shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and the other party to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with Contractor for approval of the “Cost Proposal,” as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, the parties shall meet with each other on a scheduled basis to be determined by Landlord, to discuss each party’s progress in connection with the same.

3.7 Electronic Approvals. Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord may, in Landlord’s sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to Tenant’s representative identified in Section 6.3 of this Tenant Work Letter, or by any of the other means identified in Section 29.18 of this Lease.

Section 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Contractor. Tenant shall select a contractor (“Contractor”) to construct the Tenant Improvements pursuant to the terms of this Section 4.1. Promptly following the full execution and delivery of the Lease, Landlord shall deliver a construction proposal bid package (the “RFP”) to three (3) licensed contractors selected by Tenant and reasonably approved by Landlord, and, in Landlord’s sole discretion, to the contractor that is constructing the Base Building Improvements (each a “Bidding Contractor,” and, collectively, the “Bidding Contractors”) requesting each Bidding Contractor to bid on the construction of the Tenant Improvements. Each of the Bidding Contractors shall be notified in the RFP, which shall be prepared by Landlord in consultation with Tenant, and Tenant may require certain industry standard provisions to be included in the RFP and Contract (as defined in Section 4.3.2, below), of (i) the time schedule for construction of the Tenant Improvements, (ii) the requirement that, unless Landlord otherwise requires, the selected Bidding Contractor shall use the Engineers set forth in Section 3.1, above, and (iii) all major subcontractors must be bid to at least two (2) qualified subcontractors. Tenant shall, within three (3) business days following the date upon which Landlord delivers such bids to Tenant, select the Contractor from among the Bidding Contractors that Landlord determines have (a) submitted qualified bids which were consistent with the bid assumptions and directions, and (b) have committed to Landlord’s time schedule for construction of the Tenant Improvements (each such bid, a “Bid Proposal”); provided, however, Landlord may, in Landlord’s sole discretion, elect to choose one of the other Bidding Contractors (in which case the Bidding Contractor selected by Landlord shall be the Contractor), provided that if the Bid Proposal submitted by the Bidding Contractor selected by Landlord is higher than the Bid Proposal submitted by the Bidding Contractor selected by Tenant, then Landlord shall be responsible for the costs and expenses in excess of the Bid Proposal submitted by the Bidding Contractor selected by Tenant (the “Increased TI Costs”). In no event shall Tenant be responsible for any amounts associated with or arising out of the Increased TI Costs (provided Tenant shall remain responsible for the cost of any Government Change Order or Tenant Change Orders), and Rent shall not be modified based on such Increased TI Costs. The Increased TI Costs

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shall not be considered part of the Additional Tenant Improvement Allowance. In addition, for purposes of comparing the amount of each Bid Proposal submitted by the Bidding Contractors, the date submitted by each Bidding Contractor for the Substantial Completion of the Tenant Improvements shall be considered such that each Bid Proposal (other than the Bid Proposal of the Bidding Contractor that has submitted the earliest date for Substantial Completion of the Tenant Improvements) shall be increased by an amount equal to $27,744.85 for each day scheduled to occur between the date submitted by the Bidding Contractor that has submitted the earliest date for Substantial Completion of the Tenant Improvements and the date submitted by each of the others Bidding Contractors for Substantial Completion of the Tenant Improvements. Tenant hereby acknowledges that the Contractor shall be required to agree in the construction contract to pay Landlord liquidated damages in an amount equal to $7,000.00 for each day that occurs after the date submitted by the Contractor for Substantial Completion of the Tenant Improvements in its Bid Proposal and the actual date of Substantial Completion of the Tenant Improvements. Notwithstanding any provision to the contrary set forth in the Lease or this Tenant Work Letter, in the event the Bid Proposals provided to Tenant are all greater than the Tenant Improvement Allowance (as the same may be increased), Tenant shall have the right, exercisable one (1) or more times, to request a value-engineering Tenant Change Order by the Architect and Engineers, the cost of which shall be included in the Tenant Improvement Allowance (as the same may be increased), by providing Landlord with written notice of Tenant’s intent to exercise said right within five (5) business days following Tenant’s receipt of the Cost Proposals from Landlord (“Value-Engineering Notice”), provided any such changes in the Value-Engineering Notice shall be subject to Landlord’s reasonable approval. Following Landlord’s receipt and approval of a Value-Engineering Notice, Tenant shall cause the Architect and Engineers to revise the Approval Working Drawings and Landlord shall cause the Bidding Contractors to submit revised Bid Proposals based on such revised Approved Working Drawings. Notwithstanding Tenant’s right to value engineer the Cost Proposals pursuant to the terms of this Section 4.2, if Tenant fails to deliver the Permits to Landlord on or before the Ready For TI Date, such failure shall be deemed a Tenant caused delay under Section 5.2.1, below. Once selected, Landlord shall promptly thereafter enter into a contract with the Contractor for the construction of the Tenant Improvements.

4.2 Cost Proposal. After the Contractor has been selected pursuant to Section 4.1, above, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the “Cost Proposal”). Tenant shall approve and deliver the Cost Proposal to Landlord within five (5) business days of the receipt of the same, and upon receipt of the same by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items. The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the “Cost Proposal Delivery Date”.

4.3 Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1 Over-Allowance Amount. On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the “Over-Allowance Amount”) equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance (as increased by any Additional Tenant Improvement Allowance which Tenant elects in writing to utilize). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements as a result of any Government Change Order or Tenant Change Orders, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs shall be paid by Tenant to Landlord immediately upon Landlord’s request as an addition to the Over-Allowance Amount.

4.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings (subject to the following sentence) and the Cost Proposal and Landlord shall supervise the construction by Contractor, and Tenant shall not be required pay a construction supervision and management fee to Landlord; provided, however, Tenant shall pay Landlord for the construction supervision and management fee (the “PMA Fee”) in an amount equal to the actual out-of-pocket management fee that Landlord pays to its project manager, Project Management Advisors (“PMA”); provided further that the PMA Fee shall not exceed an amount equal to two and 65/100 percent (2.65%) of the total

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cost of all Tenant Improvement Allowance Items (based on the Cost Proposal submitted by the Bidding Contractor selected by Tenant, but including the cost of any Government Change Order or Tenant Change Orders). Prior to Landlord’s execution of the construction contract and general conditions with Contractor (the “Contract”), Landlord shall submit the Contract to Tenant for its review and comment, provided Landlord shall not be required to include in the Contract any provision that Landlord in good faith does not believe is commercially reasonable. Notwithstanding anything set forth in this Tenant Work Letter to the contrary, construction of the Tenant Improvements shall not commence until (a) Landlord has a fully executed and delivered contract with Contractor for the construction of the Tenant Improvements, and (b) Tenant has delivered to Landlord the Over-Allowance Amount. The Tenant Improvements will be constructed in a good and workmanlike manner, and in compliance with Applicable Laws as of the date of Substantial Completion of the Tenant Improvements, including without limitation Title 24 and laws enacted under the ADA, to the extent required to allow Tenant to obtain a certificate of occupancy or its legal equivalent allowing the legal occupancy of the Premises for the Permitted Use. Landlord shall ensure that Landlord or Contractor carry Builder’s All Risk insurance covering the Tenant Improvements prior to the Lease Commencement Date and Tenant shall not have any obligation to insure the Tenant Improvements until the Lease Commencement Date. For clarity, and notwithstanding anything in the Lease or this Tenant Work Letter to the contrary, in no event shall Tenant be responsible for removing or restoring any Tenant Improvements or any work associated with the Final Condition of the Building.

4.3.3 Contractor’s Warranties and Guaranties. Landlord hereby agrees to obtain industry standard warranties from the Contractor and all subcontractors and assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements. Landlord will assist Tenant in enforcing all warranties against the applicable parties.

4.3.4 Landlord’s Obligations. Landlord shall promptly notify Tenant of any delays or issues arising out of or related to the Tenant Improvements and shall reasonably cooperate with Tenant to minimize any such delays. Notwithstanding anything in this Lease to the contrary, Landlord shall be solely responsible for engaging with, contracting with, supervising, directing, and paying the Contractor and any subcontractors. Tenant shall not have any obligation to pay the Contractor or any subcontractor directly. In connection with its performance of the Tenant Improvements, Landlord shall procure and maintain, and shall require the Contractor to procure and maintain, insurance (including Builder’s All Risk ) in an amount and of a type that a reasonably prudent similarly situated landlord would procure and maintain. Tenant shall not have any obligation to insure the Tenant Improvements (or any work related thereto) until the Lease Commencement Date as may otherwise be required under the Lease.

Section 5

COMPLETION OF THE TENANT IMPROVEMENTS; LEASE COMMENCEMENT DATE

5.1 Substantial Completion of the Tenant Improvements. For purposes of this Lease, “Substantial Completion” of the Tenant Improvements shall occur upon the later to occur of (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, (ii) substantial completion of the Base Building Improvements and Landlord Initial Compliance Obligations, and (iii) the issuance of a certificate of occupancy or its legal equivalency for the legal occupancy and use of the Premises by Tenant.

5.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 5.2, the Lease Commencement Date shall occur as set forth in the Lease and Section 5.1, above. If there shall be a delay or there are delays in the Substantial Completion of the Premises as a result of:

5.2.1 Tenant’s failure to deliver the Permits to Landlord on or before the Ready For TI Date;

5.2.2 Tenant’s failure to timely approve any matter requiring Tenant’s approval;

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5.2.3 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.4 Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other applicable laws;

5.2.5 a Tenant Change Order;

5.2.6 Tenant’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, provided that, to the extent known by Landlord at the time of Tenant’s request for such materials, components, finishes or improvements, Landlord shall inform Tenant of the delay and Tenant, within two (2) business days, may select alternative materials, components, finishes or improvements that are reasonably available in order to avoid a Tenant Delay;

5.2.7 Changes to the Base Building Improvements required by the Approved Working Drawings; or

5.2.8 Any other acts or omissions of Tenant, or its agents, or employees, including any interference resulting from Tenant’s early entry into the Premises pursuant to Section 6.1, below; (each, a “Tenant Delay”) then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of the Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant Delay or delays, as set forth above, had occurred. Notwithstanding the foregoing, no Tenant Delay pursuant to Section 5.2.2 (except as to items for which the time period for Tenant’s approval is expressly set forth herein), 5.2.3 or 5.2.8 above shall be deemed to have occurred unless and until Landlord has provided written notice to Tenant specifying the action or inaction that Landlord contends constitutes a Tenant Delay. If such action or inaction is not cured within one (1) day after receipt of such notice, then a Tenant Delay, as set forth in such notice, shall be deemed to have occurred commencing as of the date such notice is received and continuing for the number of days that Substantial Completion of the Tenant Improvements was in fact delayed as a result of such action or inaction.

Section 6

MISCELLANEOUS

6.1 Tenant’s Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor’s work in the Building and the Premises, Contractor shall allow Tenant access to the Premises (or certain portions of the Premises) prior to the Substantial Completion of the Premises (without the payment of Rent) for the purpose of Tenant installing equipment, furniture and fixtures (including Tenant’s data and telephone equipment) in the Premises and to conduct other move-in activities. Prior to Tenant’s entry into the Premises as permitted by the terms of this Section 6.1, Tenant shall submit a schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant’s entry. Landlord shall not, and shall require that Contractor not, unreasonably withhold, condition, or delay consent to such schedule. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant’s actions pursuant to this Section 6.1.

6.2 Tenant’s Representative. Tenant has designated Kirt Gilliland of Gilliland Construction Management as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.3 Landlord’s Representative. Landlord has designated Jeff Sobczyk of PMA as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

-68-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

6.4 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. Time is of the essence with respect to the performance of every provision of this Tenant Work Letter in which time of performance is a factor.

6.5 Tenant’s Agents. All contractors, subcontractors, laborers, materialmen, and suppliers retained directly by Tenant, if any, shall be approved by Landlord, such approval not to be unreasonably withheld.

6.6 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease, or a default by Tenant under this Tenant Work Letter, has occurred at any time on or before the Substantial Completion of the Premises, in each case, beyond any applicable notice and cure period expressly set forth in the Lease or this Tenant Work Letter, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

-69-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

SCHEDULE 1 TO EXHIBIT B

BASE BUILDING PLANS

Except as modified by the bullets below, Landlord shall construct the warm shell reflected in the construction documents prepared by Delawie Architecture and submitted to the City of San Diego for permitting, which Landlord has previously made available for Tenant’s review.

• Lobby & Lobby stair with all associated finishes, plumbing fixtures and infrastructure, HVAC, electrical, and fire life safety systems.

• Core Restrooms with all associated finishes, plumbing, HVAC, electrical, and fire life safety systems.

• Training Room/Conference area depicted in the Delawie plans shall be deleted. Tenant may use the Tenant Improvement Allowance to design and construct its own improvements in this area.

• Elevator: (2) traction elevators, both finished for passenger use: (1) elevator is sized for service and (1) sized for passengers.

• Plumbing to include central heating hot water, cold water, and sanitary systems with piping main distribution. Additionally, lab waste lines, vents & sample ports in 4 column stacks Tenant to provide branch connection points for future tenant connections.

• Mechanical/HVAC: Base building rooftop package units shall be installed with ducting systems stubbed to each floor. Capacity sized for office/lab load typical for San Diego life science R&D facilities. All tenant space VAV’s and other TI equipment to be provided by tenant.

• Electrical to include main building Switchgear (4000A 480V) for distribution to all floors and mechanical support. Distribution to have separate house SDGE meter and provisions for multiple SDGE meters for tenant use; Distribution boards shall be located at the main electrical room for the tenant and house system. Provisions for future generator connectivity shall be provided.

• Completion of fitness center and cafeteria buildings.

-70-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

SCHEDULE 2 TO EXHIBIT B

DELIVERY CONDITION

Landlord Initial Compliance Obligations

1. Building is without water leaks.

2. Access to elevators or temporary freight elevator.

3. Access to temporary power.

4. Access to the Premises.

EXHIBIT C

SORRENTO GATEWAY

NOTICE OF LEASE TERM DATES

To: _________________________
_________________________
_________________________
_________________________

Re: Lease dated _________, 20__ between __________________, a ____________________________ (“Landlord”), and __________________________, a ______________________ (“Tenant”) concerning Suite _____ on floor(s) _____________ of the building located at __________________________, California.

Gentlemen:

In accordance with the Lease (the “Lease”), we wish to advise you and/or confirm as follows:

1. The Lease Term shall commence on or has commenced on _____________ for a term of ________________ ending on _____________.

2. Rent commenced to accrue on ______________, in the amount of ____________.

3. If the Lease Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4. Your rent checks should be made payable to __________at _____________.

5. The exact number of rentable/usable square feet within the Premises is ________ square feet.

6. Tenant’s Share as adjusted based upon the exact number of usable square feet within the Premises is ______________%.

-71-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

“Landlord”:

______________________________________________,
a _____________________________________________

By: ___________________________________________
Its: _________________________________________

Agreed to and Accepted as
of __________, 201__,

“Tenant”:

______________________________________________,
a _____________________________________________

By: ____________________________________________
Its: __________________________________________

-72-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

EXHIBIT D

SORRENTO GATEWAY

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease (the “Lease”) made and entered into as of ____________, 20___ by and between _______________ as Landlord, and the undersigned as Tenant, for Premises consisting of the entire office building located at ____________________________, California, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on __________, and the Lease Term expires on ___________, and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on _____________.

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Tenant shall not modify the documents contained in Exhibit A without the prior written consent of Landlord’s mortgagee.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ____________. The current monthly installment of Base Rent is $_______________.

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder. The Lease does not require Landlord to provide any rental concessions or to pay any leasing brokerage commissions.

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease. Neither Landlord, nor its successors or assigns, shall in any event be liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord of the Premises, whether or not still held by any such prior landlord, unless and until the party from whom the security deposit is being sought, whether it be a lender, or any of its successors or assigns, has actually received for its own account, as landlord, the full amount of such security deposit.

10. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

-73-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Tenant is in full compliance with all federal, state and local laws, ordinances, rules and regulations affecting its use of the Premises, including, but not limited to, those laws, ordinances, rules or regulations relating to hazardous or toxic materials. Tenant has never permitted or suffered, nor does Tenant have any knowledge of, the generation, manufacture, treatment, use, storage, disposal or discharge of any hazardous, toxic or dangerous waste, substance or material in, on, under or about the Project or the Premises or any adjacent premises or property in violation of any federal, state or local law, ordinance, rule or regulation.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. All work (if any) in the common areas required by the Lease to be completed by Landlord has been completed and all parking spaces required by the Lease have been furnished and/or all parking ratios required by the Lease have been met.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at ___________________ on the ___ day of ___________, 201_.

“Tenant”:

______________________________________________,
a _____________________________________________

By: ___________________________________________
Its: _________________________________________

By: ___________________________________________
Its: _________________________________________

-74-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

EXHIBIT E

INTENTIONALLY OMITTED

-75-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

EXHIBIT F

SORRENTO GATEWAY

ENVIRONMENTAL QUESTIONNAIRE

ENVIRONMENTAL QUESTIONNAIRE
FOR COMMERCIAL AND INDUSTRIAL PROPERTIES

Property Name: ___________________________________________________________________________
Property Address:

__________________

Instructions: The following questionnaire is to be completed by the Lessee representative with knowledge of the planned operations for the specified building/location. Please print clearly and attach additional sheets as necessary.

1.0 PROCESS INFORMATION

Describe planned use, and include brief description of manufacturing processes employed.

_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________

2.0 HAZARDOUS MATERIALS

Are hazardous materials used or stored? If so, continue with the next question. If not, go to Section 3.0.

2-1 Are any of the following materials handled on the Property? Yes ☐ No ☐

(A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.) If so, complete this section. If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-2 If any of the groups of materials checked in Section 2.1, please list the specific material(s), use(s), and quantity of each chemical used or stored on the site in the Table below. If convenient, you may substitute a chemical inventory and list the uses of each of the chemicals in each category separately.

-76-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

Material	Physical State (Solid, Liquid, or Gas)	Usage	Container Size	Number of Containers	Total Quantity

2-3 Describe the planned storage area location(s) for these materials. Please include site maps and drawings as appropriate.

_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________

3.0 HAZARDOUS WASTES

Are hazardous wastes generated? Yes ☐ No ☐

If yes, continue with the next question. If not, skip this section and go to section 4.0.

3-1 Are any of the following wastes generated, handled, or disposed of (where applicable) on the Property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Regulated Wastes	☐ Other (please specify)

3-2 List and quantify the materials identified in Question 3-1 of this section.

WASTE GENERATED	RCRA listed Waste?	SOURCE	APPROXIMATE MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-3 Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable). Attach separate pages as necessary.

-77-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

Transporter/Disposal Facility Name	Facility Location	Transporter (T) or Disposal (D) Facility	Permit Number

3-4 Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment? Yes ☐ No ☐

3-5 If so, please describe.

_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________

4.0 USTS/ASTS

4-1 Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines used for the storage of petroleum products, chemicals, or liquid wastes present on site (lease renewals) or required for planned operations (new tenants)? Yes ____ No ___

If not, continue with section 5.0. If yes, please describe capacity, contents, age, type of the USTs or ASTs, as well any associated leak detection/spill prevention measures. Please attach additional pages if necessary.

Capacity	Contents	Year Installed	Type (Steel, Fiberglass, etc)	Associated Leak Detection / Spill Prevention Measures*

*Note: The following are examples of leak detection / spill prevention measures:

Integrity testing	Inventory reconciliation	Leak detection system
Overfill spill protection	Secondary containment	Cathodic protection

4-2 Please provide copies of written tank integrity test results and/or monitoring documentation, if available.

4-3 Is the UST/AST registered and permitted with the appropriate regulatory agencies? Yes ☐ No ☐

If so, please attach a copy of the required permits.

-78-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

4-4 If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________

4-5 If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the Property? Yes ☐ No ☐

If yes, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6 For Lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes? Yes □ No □

For new tenants, are installations of this type required for the planned operations?

Yes ☐ No ☐

If yes to either question, please describe.

_____________________________________________________________________________________________
_____________________________________________________________________________________________
_____________________________________________________________________________________________

5.0 ASBESTOS CONTAINING BUILDING MATERIALS

Please be advised that an asbestos survey may have been performed at the Property. If provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material. All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials. Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0 REGULATORY

6-1 Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit? Yes ☐ No ☐

If so, please attach a copy of this permit.

6-2 Has a Hazardous Materials Business Plan been developed for the site? Yes ☐ No ☐

If so, please attach a copy.

CERTIFICATION

I am familiar with the real property described in this questionnaire. By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge. I also understand that Lessor will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

-79-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

Signature: _________________________________________
Name: ____________________________________________
Title: ____________________________________________
Date: ____________________________________________
Telephone: _______________________________________

-80-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

EXHIBIT G
FORM OF LETTER OF CREDIT

BANK OF AMERICA – CONFIDENTIAL
DATE:
IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

APPLICANT SORRENTO THERAPEUTICS, INC. 4955 DIRECTORS PLACE SAN DIEGO, CA 92121

BENEFICIARY

HCP LIFE SCIENCE REIT, INC.
C/O HCP, INC.
1920 MAIN STREET, SUITE 1200
IRVINE, CA 92614

ATTENTION: LEGAL DEPARTMENT

ISSUING BANK
BANK OF AMERICA, N.A.
ONE FLEET WAY
PA6-580-02-30
SCRANTON, PA 18507-1999

AMOUNT NOT EXCEEDING USD ___________________ NOT EXCEEDING _________________________________ US DOLLARS EXPIRATION _________________ AT OUR COUNTERS

WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT AND AUTHORIZE YOU TO DRAW ON US AT SIGHT FOR THE ACCOUNT OF SORRENTO THERAPEUTICS, INC. (“APPLICANT”) , THE AGGREGATE AMOUNT OF ________________________ DOLLARS ($________________).

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE TO THE BENEFICIARY HEREOF AS FOLLOWS:

ANY OR ALL OF THE SUMS HEREUNDER MAY BE DRAWN DOWN AT ANY TIME AND FROM TIME TO TIME FROM AND AFTER THE DATE HEREOF BY HCP LIFE SCIENCE REIT, INC. (“BENEFICIARY”) WHEN ACCOMPANIED BY THIS LETTER OF CREDIT AND A WRITTEN STATEMENT SIGNED BY A SIGNATORY OF BENEFICIARY, STATING ONE OF THE FOLLOWING:

“(I) CERTIFYING THAT BENEFICIARY IS OTHERWISE ALLOWED TO DRAW DOWN ON THE LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN OFFICE LEASE BY AND BETWEEN BENEFICIARY AND APPLICANT DATED , AS AMENDED (COLLECTIVELY, THE “LEASE”),” OR “(II) CERTIFYING THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ___________ AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE LEASE, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING,” OR “(III) CERTIFYING THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.”

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:

-81-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

_______________________ AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THE LEASE, WHICH FILINGS HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING,” OR “IV) CERTIFYING THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. ______________ AS THE RESULT OF THE REJECTION, OR DEEMED REJECTION, OF THAT CERTAIN OFFICE LEASE DATED (INSERT LEASE DATE), AS THE SAME MAY HAVE BEEN AMENDED, UNDER SECTION 365 OF THE U.S. BANKRUPTCY CODE.”

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF ARTICLE 38 OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION) FIXED BY THE INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600. SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION. SUCH TRANSFER FORM IS ATTACHED HERETO AS EXHIBIT A.

PARTIAL DRAWINGS: ALLOWED

THE AMOUNT OF EACH DRAFT MUST BE ENDORSED ON THE REVERSE HEREOF BY THE NEGOTIATING BANK.

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO THE BANK OF AMERICA N.A. UNDER THIS LETTER OF CREDIT PRIOR TO 10:00 AM EASTERN TIME, ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO BANK OF AMERICA N.A. UNDER THIS LETTER OF CREDIT AFTER 10:00 AM EASTERN TIME, ON A BUSINESS DAY AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF PENNSYLVANIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US IF PRESENTED AT OUR OFFICE LOCATED AT BANK OF AMERICA, N.A., 1 FLEET WAY, MC: PA6-580-02-30, SCRANTON, PA 18507-1999 , ATTN: GTO - STANDBY DEPT. (OR AT SUCH OTHER OFFICE OF THE BANK AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US BY REGISTERED MAIL, COURIER SERVICE OR HAND DELIVERY, AS BEING THE APPLICABLE SUCH ADDRESS) ON OR BEFORE THE THEN CURRENT EXPIRATION DATE. WE AGREE TO NOTIFY YOU IN WRITING BY REGISTERED MAIL, COURIER SERVICE OR HAND DELIVERY, OF ANY CHANGE IN SUCH ADDRESS.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY,

THIS IS AN INTEGRAL PART OF LETTER OF CREDIT NUMBER:

-82-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

COURIER SERVICE, OVERNIGHT MAIL OR FACSIMILE. PRESENTATION OF DRAFTS DRAWN HEREUNDER MAY ALSO BE MADE VIA FACSIMILE TO 800-755-8743 (IF PRESENTED BY FAX IT MUST BE FOLLOWED UP BY A PHONE CALL TO US AT 800-370-7519 TO CONFIRM RECEIPT). ANY SUCH FACSIMILE DOCUMENTATION SHALL NOT REQUIRE PRESENTATION OF THE ORIGINAL DOCUMENTATION BY MAIL.

THIS LETTER OF CREDIT SHALL EXPIRE ON _______________________.

NOTWITHSTANDING THE ABOVE EXPIRATION DATE OF THIS LETTER OF CREDIT, THE TERM OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED WITHOUT WRITTEN AMENDMENT FOR SUCCESSIVE, ADDITIONAL ONE (1) YEAR PERIODS UNLESS, AT LEAST SIXTY (60) DAYS PRIOR TO ANY SUCH DATE OF EXPIRATION, THE UNDERSIGNED SHALL GIVE WRITTEN NOTICE TO THE BENEFICIARY, BY CERTIFIED MAIL, OR BY OVERNIGHT COURIER SERVICE, RETURN RECEIPT REQUESTED AND AT THE ADDRESS SET FORTH ABOVE OR AT SUCH OTHER ADDRESS AS MAY BE GIVEN TO THE UNDERSIGNED BY BENEFICIARY, THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED.

ANY SUCH NOTICE SHALL BE EFFECTIVE WHEN SENT BY US AND UPON SUCH NOTICE TO YOU, YOU MAY DRAW AT ANY TIME PRIOR TO THE THEN CURRENT EXPIRATION DATE, UP TO THE FULL AMOUNT THEN AVAILABLE HEREUNDER, AGAINST YOUR DRAFT(S) DRAWN ON US AT SIGHT AND THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENTS THERETO, ACCOMPANIED BY YOUR STATEMENT, SIGNED BY AN AUTHORIZED OFFICER, ON YOUR LETTERHEAD STATING THAT YOU ARE IN RECEIPT OF BANK OF AMERICA N.A.’S NOTICE OF NONRENEWAL UNDER LETTER OF CREDIT NO. ________________ AND THE APPLICANT’S OBLIGATION TO YOU REMAINS.

HOWEVER, IN NO EVENT SHALL THIS LETTER OF CREDIT EXTEND BEYOND THE FINAL EXPIRATION DATE OF ________________.

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A CERTIFIED TRUE COPY HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM BENEFICIARY AND A CERTIFICATION BY BENEFICIARY, IN A FORM SATISFACTORY TO US (SIGNED BY BENEFICIARY’S AUTHORIZED SIGNATORY) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

THIS LETTER OF CREDIT IS GOVERNED BY THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION 600.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL 800-370-7519

__________________________________
AUTHORIZED SIGNATURE

THIS DOCUMENT CONSISTS OF 3 PAGE(S).

DRAFT COPY

FOR DISCUSSION AND REVIEW PURPOSES

-83-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

ONLY

PLEASE SIGNIFY YOUR ACCEPTANCE AND APPROVAL
TO ISSUE THIS FORM:

______________________________________________________________
APPLICANT’S AUTHORIZED SIGNATURE(S) (DATE)

-84-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

EXHIBIT A

TRANSFER

-85-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

LEASE

SORRENTO GATEWAY

HCP LIFE SCIENCE REIT, INC.,

a Maryland corporation,

as Landlord,

and

SORRENTO THERAPEUTICS, INC.,

a Delaware corporation,

as Tenant.

-86-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

1. PREMISES, BUILDING, PROJECT, AND COMMON AREAS	4
2. LEASE TERM; OPTION TERM	5
3. BASE RENT	7
4. ADDITIONAL RENT	8
5. USE OF PREMISES	13
6. SERVICES AND UTILITIES	18
7. REPAIRS	20
8. ADDITIONS AND ALTERATIONS	21
9. COVENANT AGAINST LIENS	22
10. INSURANCE	22
11. DAMAGE AND DESTRUCTION	25
12. NONWAIVER	26
13. CONDEMNATION	26
14. ASSIGNMENT AND SUBLETTING	27
15. SURRENDER OF PREMISES; OWNERSHIP AND REMOVAL OF TRADE FIXTURES	30
16. HOLDING OVER	30
17. ESTOPPEL CERTIFICATES	31
18. SUBORDINATION	31
19. DEFAULTS; REMEDIES	32
20. COVENANT OF QUIET ENJOYMENT	34
21. LETTER OF CREDIT	34
22. COMMUNICATIONS AND COMPUTER LINE	38
23. SIGNS	38
24. COMPLIANCE WITH LAW	39
25. LATE CHARGES	40
26. LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT	40

-87-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

27. ENTRY BY LANDLORD	40
28. TENANT PARKING	41
29. MISCELLANEOUS PROVISIONS	41

EXHIBITS

A OUTLINE OF PREMISES

A-1 OUTLINE OF SITE PLAN

B TENANT WORK LETTER

C FORM OF NOTICE OF LEASE TERM DATES

D FORM OF TENANT’S ESTOPPEL CERTIFICATE

E INTENTIONALLY OMITTED

F ENVIRONMENTAL QUESTIONNAIRE

G FORM OF LETTER OF CREDIT

-88-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

Abatement Event 34

Accountant 13

Advocate Arbitrators 7

Alterations 21

Approved Working Drawings Exhibit B

Base Building 24

Base Building Improvements Exhibit B

Base Building Plans Exhibit B

Base Building Punch List Items Exhibit B

Base Rent 8

Base Rent Abatement 8

Brokers 45

Building 4

Common Areas 4

Comparable Buildings 6

Contemplated Effective Date 28

Contemplated Transfer Space 28

Delivery Condition Exhibit B

Delivery Date Exhibit B

Direct Expenses 9

Eligibility Period 34

Estimate 12

Estimate Statement 12

Estimated Direct Expenses 12

Existing Hazardous Materials 16

Expense Year 9

Final Condition Exhibit B

Final Condition Date Exhibit B

First Option Term 6

Force Majeure 43

Intention to Transfer Notice 28

Landlord 1

Landlord Minor Changes Exhibit B

Landlord Parties 23

Landlord Repair Notice 25

Lease 1

Lease Commencement Date 5

Lease Expiration Date 5

Lease Month 5

Lease Term 5

Lines 38

Mail 43

Neutral Arbitrator 7

Nine Month Period 28

Notices 43

Objectionable Name 39

Operating Expenses 9

Option Rent 6

Option Term 6

Original Tenant 6

Outside Agreement Date 7

Premises 4

Project, 4

Review Period 13

-89-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]

Second Option Term 6

Sign Specifications 38

SNDAA 31

Statement 12

Subject Space 27

Summary 1

Superior Holders 31

Tax Expenses 11

Tenant 1

Tenant BB Delay Exhibit B

Tenant Work Letter 4

Tenant’s Share 12

TI Item Exhibit B

Transfer Notice 27

Transferee 27

-90-	HCP, INC. [4930 Director’s Place] [Sorrento Therapeutics, Inc.]